UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THUNDER ENERGIES CORPORATION

(Name of registrant as specified in its charter)

Florida

(State or Jurisdiction of incorporation or organization)

3559

(Primary Standard Industrial Classification Code Number)

45-1967797

(I.R.S. Employer Identification Number)

1444 Rainville Road

Tarpon Springs, Florida 34689

(727) 940-3944

(Address and telephone number of registrant’s principal executive offices)

Clifford J. Hunt, Esquire

Law Office of Clifford J. Hunt, P.A.

8200 Seminole Boulevard

Seminole, Florida 33772

727-471-0444

 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock par value $0.001	1,443,790	$1.00	$1,443,790	$185.96

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.  The 1,443,790 shares of common stock identified in the table above relate to the Resale Offering by forty-two (42) selling shareholders.  This does not include 12,403,060 shares beneficially owned by our current officers, directors and affiliated persons.  There are a total of 16,142,320 shares of our common stock issued and outstanding as of May 23, 2014.

Investing in our common stock involves a high degree of risk. A potential investor should carefully consider the factors described under the heading “Risk Factors” beginning at page 7.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED May 23, 2014.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective.  This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Dated May 23, 2014

THUNDER ENERGIES CORPORATION

1444 Rainville Road

Tarpon Springs, Florida 34689

(727) 940-3944

The Securities Being Offered For Resale Are Shares of Common Stock of

THUNDER ENERGIES CORPORATION

Shares offered by Security Holders in Resale Offering

1,443,790

This prospectus relates to 1,443,790 shares of THUNDER ENERGIES CORPORATION Common Stock which is being offered in the Resale Offering, by the security holders named in this prospectus under the caption “Selling Security Holders.”  The 1,443,790 shares of common stock identified in the table above relate to the Resale Offering by forty-two (42) selling shareholders.  This does not include 12,403,060 shares beneficially owned by our current officers, directors and affiliated persons.  There are a total of 16,142,320 shares of our common stock issued and outstanding as of May 23, 2014.

It is our intention to seek quotation on the OTC Bulletin Board subsequent to the date of this prospectus.  The lack of a public market for our common stock may place purchasers of shares being offered at risk of having an illiquid security.  There can be no assurance that any market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  The selling shareholders may sell shares of our common stock at a fixed price of $1.00 per share through the duration of the offering. Selling shareholders may be deemed underwriters as defined under the Securities Act of 1933. The Company has no present plans to be acquired or to merge with another company nor does the Company, or any of its shareholders, have plans to enter into a change of control or similar transaction

The offering shall terminate no later than 180 days from the effective date of this registration statement. We will not receive any proceeds from the resale of shares of common stock by the selling stockholders.

Our common stock is not currently listed or quoted on any quotation medium and involves a high degree of risk.  You should read the “RISK FACTORS” section beginning on page 7 before you decide to purchase any of our common stock.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the “penny stock” rules.  Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment.  Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies.  As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Nor have they made, or will they make, any determination as to whether anyone should buy these securities.  Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

Item 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

This summary highlights certain information contained elsewhere in this prospectus.  You should read the following summary together with the more detailed information regarding Thunder Energies Corporation, f/k/a Thunder Fusion Corporation (“TEC”, “Us,” “We,” “Our,” the “Company,” or “the Corporation”), and our financial statements and the related notes appearing elsewhere in this prospectus.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the “penny stock” rules.  Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment.  Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies.  As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

The Company

(a)

Business

Thunder Energies Corporation is a company that was incorporated in the State of Florida on April 21, 2011. Since inception on April 21, 2011, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination with an existing company.  The business purpose of the Company had been to seek the acquisition of or merger with, an existing company.  The Company has selected December 31 as its fiscal year end.  On July 21, 2011 we filed a Registration Statement on Form 10-12G with the United States Securities and Exchange Commission.  We are a reporting company and file all reports required under sections 13 and 15d of the Exchange Act.

As of July 1, 2013, the Company, based on proposed business activities, was a “blank check” company.  The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Exchange Act, the Company also qualified as a “shell company,” because it had no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.

As a former “shell company”, the limitation on public re-sales of our issued, restricted securities by our shareholders includes a prohibition against the use of SEC Rule 144 until such time as the conditions set forth in Rule 144(i) are met.  Rule 144(i) provides that if the issuer of the securities previously had been a shell company but has ceased to be a shell company and is subject to the reporting requirements of section 13 or 15(d) of the Exchange

Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  As of July 1, 2013, the Company had not entered into any definitive agreement with any party, nor had there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  Subsequent to our year-end we were subject to a change in control which has resulted in the new majority shareholder and our board of director members causing assets to be assigned to the Company.

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction.  As a result of this acquisition, Dr. Ruggero M. Santilli owned 98% of the issued and outstanding shares of common stock of the Company.

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.  Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, the Company entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

The business of Thunder Energies Corporation is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel available in any desired size for any type of energy application, from home heating to large plants for the clean production of electricity.   The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere.  A prototype new furnace is expected to be available within one year following the availability of the necessary funds.  As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces.

(b)

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the Jumpstart Our Business Startups Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions included:

(i)

A requirement to have only two years of audited financial statements and only two years of related Management Discussion & Analysis disclosures;

(ii)

Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

(iii)

Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

(iv)

No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens, which are also available to us as a smaller reporting company as defined under Rule 12b-2of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.  This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) which issued more than $1 billion in non-convertible debt during the preceding three-year period.

Number Of Total Employees And Number Of Full-Time Employees

At this time, the Company has two full time employees and five persons working part time in various functions.

The Offering

Number of Shares Being Offered:

The selling security holders may sell up to 1,443,790 shares of common stock at $1.00 per share for the duration of the offering. Affiliated persons and entities are not offering any shares for sale in the Offering.  Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.  Non-affiliated selling security holders will sell at the fixed price of one dollar per share ($1.00) for the duration of the offering.  Selling shareholders may be deemed underwriters as defined under the Securities Act of 1933.

Number of Shares Outstanding After the Offering:

There are 16,142,320 shares of our common stock issued and outstanding.  We also have 50,000,000 shares of our Series A Convertible Preferred Stock issued and outstanding.

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below.  You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock.  Any of the following risks could adversely affect our business, financial conditions and results of operations.

Risks Related To the Company

(1) Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As A Going Concern.

These financial statements included with this registration statement have been prepared on a going concern basis.  We have a working capital deficiency of ($230,726), and have an accumulated deficit of ($753,120) since inception as of March 31, 2014.  We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern.  As of March 31, 2014 the Company has funded its initial operations through the sale of unregistered securities in the amount of $22,394 and related party loans in the amount of $70,000.  Management plans to continue to provide for its capital needs by the issuance of common stock and related party advances.  Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

(2)  Our access to credit markets may be limited, which may adversely impact our liquidity.

We may require additional capital from outside sources from time to time. Our ability to arrange financing, and the cost of such capital, is dependent on numerous factors, including:

•	credit availability from banks and other financial institutions;

•	investor confidence in us;

•	our levels of indebtedness;

•	competitive, legislative and regulatory matters;

•	cash flows; and,
•	provisions of tax and securities laws that may impact raising capital.

In addition, volatility in the capital markets may adversely affect our ability to access any available borrowing capacity under our revolving credit facility.

(3) Our operating results and financial condition may be adversely affected by unfavorable general economic conditions.

Unfavorable economic conditions worldwide contribute to slowdowns. If global economic conditions or economic conditions in the U.S. remain uncertain or persist, spread or deteriorate further, we may experience material adverse impacts on our results of operations, cash flows and financial condition.

(4) Our profitability depends on the demand for the services we sell in the markets we serve.

Any sustained reduction in demand for our media services in markets we serve could result in a significant reduction in the volume of services that we sell, thereby adversely affecting our results of operations, cash flows and financial condition. Factors that could lead to a reduction in demand include:

•	an increase in the price of services including cost of labor;

•	higher taxes, including federal excise taxes or sales taxes or other governmental or regulatory actions that increase, directly or indirectly;

•	adverse economic conditions which result in lower spending by consumers and businesses on services we sell;

•	higher taxes or other governmental or regulatory actions that increase the cost of the services we provide;

•	effects of weather, natural phenomena, terrorism, war, or other similar acts;
•	a shift by consumers to more technologically advanced media providers; and,

•

decisions by our customers or suppliers to use alternate service providers for a portion or all of their needs, operate in different markets not served by us, reduce operations or cease operations entirely.

(5) Because of the limited nature of our operating history, our success depends on our ability to obtain new sources of business, which is dependent on factors beyond our control.

We have no control over the level of business available in our areas of operation. In addition, we have no control over business owners or their decisions, which are affected by, among other things, the availability and cost of capital, prevailing and projected prices, and demand for services, levels of reserves, and/or other governmental regulations.

(6) Our establishment of new areas may not result in the anticipated revenue increases and is subject to unanticipated regulatory, political, legal and economic risks which could adversely affect our business.

One of the ways we intend to grow our business is through the establishment of new sales areas. The additions or modifications to our existing business and of new areas could involve a variety of regulatory, political and legal uncertainties beyond our control and may require the expenditure of significant amounts of capital. If we undertake such projects, they may not be completed on schedule or at the budgeted cost, or at all. Moreover, our revenue may not increase immediately upon the expenditure of funds on a particular project. For instance, if we expand into a new geographical area, the expansion may occur over an extended period of time and we will not receive any material increases in revenue until the project is completed. Moreover, we may construct or rent facilities to capture anticipated future growth in production in a region in which such growth does not materialize. To the extent we rely on estimates of future production in our decision to expand, such estimates may prove to be inaccurate because of numerous uncertainties inherent in estimating quantities of future production. As a result, new areas may not be able to attract enough demand to achieve our expected investment return which could adversely affect our results of operations, cash flows and financial condition.

(7) We may be unable to generate sufficient or positive cash flows from the sale of services to adequately support our financial or operational results.

Our marketing results depend upon our ability to generate sufficient or positive cash flows from our media productions, sales, advertising revenue and cost to provide our services. Our cash flows are affected by many factors beyond our control, including:

•	availability of parties willing to enter into purchase and sale transactions with us;
•	increases in operational or capital costs;

•	availability of funds from our operations and credit facilities to support marketing activities;

•	availability of counterparties willing to offer credit to us; and,

     (8) We operate in a new business environment with new technology, and there can be no assurances that any market will develop for our new technology.

We are operating in a new business environment with prototype, proprietary machines for which there may not be a market for business. Uncertainty and possible adverse publicity may make us more susceptible to the loss of any customers that we are able to obtain for our products and services.  All of these competitive pressures could have a material adverse effect on our business, results of operations and financial condition.

(9) Because our financial statements reflect results from inception, financial information in our current and future financial statements may not be comparable to prior periods.

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.

(10) We have minimal revenues and a limited operating history.

We are a company with no revenues and a limited operating history and our auditor has expressed substantial doubt about our ability to continue as a going concern. Our record of no revenues and a limited operating history pose specific risks that may adversely affect our business or an investment in our common stock.  There can be no assurances that we will generate sufficient revenue from future operations to implement our business plan or otherwise allow management to continue to devote any time to our business operations. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our services, the level of our competition and our ability to attract and maintain key management and employees.

Our prospects are subject to the risks and expenses encountered by start-up companies, such as ours, in establishing an alternative energy business. Our limited operating history makes it difficult or impossible to predict future results of our operations. We may not establish a client base that will make us profitable, which might result in the loss of some or all of your investment in our common stock.

You should consider our prospects in light of the risks and difficulties frequently encountered by early stage companies in the rapidly evolving consulting market. These risks include, but are not limited to, an unpredictable business environment, the difficulty of managing growth and the use of our business model among these risks. To address these risks, we must, among other things:

•

expand our customer base;

•

enhance our name recognition;

•

expand our product and service offerings;

•

successfully implement our business and marketing strategy;

•

provide superior customer service;

•

respond effectively to competitive and technological developments; and,

•

attract and retain qualified personnel.

(11) Adverse developments in our existing areas of operation could adversely impact our results of operations, cash flows and financial condition.

Our operations are focused on utilizing our sales efforts which are principally located in the Southeast region of the U.S. As a result, our results of operations, cash flows and financial condition depend upon the demand for our services in these regions. Due to our current lack of broad diversification in industry type and geographic location, or our existing areas of operation, could have a significantly greater impact on our results of operations, cash flows and financial condition than if our operations were more diversified.

(12) As a public company, we will be subject to additional financial and other reporting and corporate governance requirements that may be difficult for us to satisfy will raise our costs and may divert resources and management attention from operating our business.

We have limited history as a public company. We currently file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we continue to have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated thereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;
•	define and expand the roles and the duties of our Board of Directors and its committees;

•	institute more comprehensive compliance, investor relations and internal audit functions;

•

evaluate and maintain our system of internal control over financial reporting, and report on management’s assessment thereof, in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and related rules and regulations of the SEC; and,

•	involve and retain outside legal counsel and accountants in connection with the activities listed above.

The adequacy of our internal control over financial reporting must be assessed by management for each year commencing with the year ending December 31, 2013. Our internal control over financial reporting may not currently meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules and may breach covenants under our credit facilities. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

(13) We are exposed to the creditworthiness and performance of our customers and transactional counterparties, and any material nonpayment or nonperformance by one or more of these parties could adversely affect our financial and operational results.

There can be no assurance we will have adequately assessed the creditworthiness of each of our future customers, suppliers or transactional counterparties or that there will not be a rapid or unanticipated deterioration in their creditworthiness, which may have an adverse impact on our financial condition and results of operations. Nor is there certainty that our counterparties will perform or adhere to existing or future contractual arrangements. We plan to be paid upfront for the services that we provide, however in order to garner business in the early stages, we may have to provide consulting services and then invoice the clients.  In many cases there could be as much as 30-60 days before cash flow begins. In essence we are extending credit to our clients.

We manage our exposure to credit risk through credit analysis and credit monitoring procedures and policies, including credit support requirements for customers and counterparties to which we extend no or limited unsecured credit, such as letters of credit, prepayments, and guarantees. Additionally, we apply a risk/reward analysis on each client to insure that their projections and business assumptions are accurate, reasonable and provide a likelihood of success. However, these procedures and policies cannot fully eliminate counterparty credit risks, and to the extent our procedures and policies prove to be inadequate, our financial and operational results may be negatively impacted.

(14) We Are Dependent On The Services Of A Certain Key Employee. The Limited Experience In Operating A Public Company And The Loss Of His Services Could Harm Our Business.

Our success largely depends on the continuing services of our Chief Executive Officer and Chairman, Dr. Ruggero M. Santilli.  Our continued success also depends on our ability to attract and retain qualified personnel.  We believe that Dr. Santilli possesses valuable knowledge, experience and leadership abilities that would be difficult in the short term to replicate.  The loss of him as a key employee could harm our operations, business plans and cash flows. Dr. Santilli has agreed to dedicate his services full time (approximately 40 hours per week) to the development of our business. This amount of time that Dr. Santilli is able to devote to the development of our business on a weekly basis may be insufficient to generate sufficient revenue to maintain our business as a going concern. Furthermore, management has limited experience in operating a public company.

Risks Related To This Offering

(15)  There Is No Public Market for Our Shares, and We Do Not Know If One Will Develop Due to the Limited Demand for Stocks In the Business Services We Offer.

Purchasers of these shares are at risk of no liquidity for their investment.  Prior to this offering, there has been no established trading market for our securities, and we do not know that a regular trading market for the securities will develop.    Due to the limited services we offer in the alternative energy industry, we anticipate that demand for our shares may not be very high.  If a trading market does develop for the securities offered hereby, we do not know if it will be sustained.  We plan to apply to have our stock quoted on the over-the-counter (“OTCQB”) Electronic Bulletin Board.  Such application will be filed with the Financial Industry Regulatory Authority (“FINRA”).  We must obtain the services of a FINRA approved broker-dealer/market maker to file an application for our company and we do not know if such market maker will be to obtain a listing or if an established market for our common stock will be developed.

(16)  Because it May Be Difficult to Effect a Change in Control of THUNDER ENERGIES CORPORATION  Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better.

Our officers and directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli, are the beneficial owners of 12,403,060 shares of our outstanding common stock and Dr. Santilli personally owns 50,000,000 shares of our Series A Convertible Preferred Stock (with 15 votes per share and convertible into 10 shares of our common stock at his discretion), of which no shares are being registered in this offering. If Dr. Santilli chooses to keep all of his stock (that is, he sells none of his stock privately during this offering), Dr. Santilli could retain his status as a controlling security holder.  Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company and entrenching current management even though stockholders may believe other management may be better.  Dr. Santilli has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors; any merger, consolidation or sale of all or substantially all of our assets; and the ability to control our management and affairs.

(17)  The Possible Sale of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock Should a Market Develop.

Our ability to raise additional capital through the sale of our stock in a private placement may be harmed by these competing re-sales of our common stock by the selling security holders.  Potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.  The selling of stock by the security holders could be interpreted by potential investors as a lack of confidence in us and our ability to develop a stable market for our stock.  The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock.  These sales may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do.

(18)  Our Lack of Business Diversification Could Result in the Devaluation of Our Stock if our Revenues From Our Primary Services Decrease.

We expect our business to solely consist of the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy.  We do not have any other lines of business or other sources of revenue if we are unable to compete effectively in the marketplace.  This lack of business diversification could cause you to lose all or some of your investment if we are unable to generate additional revenues since we do not expect to have any other lines of business or alternative revenue sources.

 (19) There Has Been No Independent Valuation of the Stock, Which Means That the Stock May Be Worth Less Than the Purchase Price.

The per share purchase price has been determined by us without independent valuation of the shares.  We established the offering price based on our recent private placement sales of stock at one dollar ($1.00) per share, not based on perceived market value, book value, or other established criteria.  We did not obtain an independent appraisal opinion on the valuation of the shares.  The shares may have a value significantly less than the offering price and the shares may never obtain a value equal to or greater than the offering price.

(20)  Investors May Never Receive Cash Distributions Which Could Result in an Investor Receiving Little or No Return on His or Her Investment.

Distributions are payable at the sole discretion of our board of directors.  We do not know the amount of cash that we will generate, if any, once we have more productive operations.  Cash distributions are not assured, and we may never be in a position to make distributions.

 (21)  The Penny Stock Rules Could Restrict the Ability of Broker-Dealers to Sell Our Shares Having a Negative Effect on Our Offering.

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.  Trading in our common stock will be subject to the “penny stock” rules.  Due to the thinly traded market of these shares investors are at a much higher risk to lose all or part of their investment.  Not only are these shares thinly traded but they are subject to higher fluctuations in price due to the instability of earnings of these smaller companies.  As a result of the lack of a highly traded market in our shares investors are at risk of a lack of brokers who may be willing to trade in these shares.

 (22)  We Might Not Be Successful In Achieving Our Objectives If There Are Significant Changes In The Economic And Regulatory Environment Surrounding Business.

We will be subject to risks related to national economic conditions, changes in the investment climate for business consulting governmental rules and fiscal policies, and other factors beyond the control of our management.

(23) Our Business May Be Significantly Harmed By A Slowdown In The Economy.

An overall decline in the economy or the occurrence of a natural disaster could decrease the need of our services. . This could restrict our success in attracting clients and significantly harm our business, financial condition and liquidity.

(24) To The Extent That We Expand Our Operations To New Markets, Our Business Operations May Suffer From Our Lack Of Experience, Which May Adversely Affect Our Revenues.

Currently, Thunder Energies operates in Florida.  Depending on the market and our performance, we plan to expand our operations throughout the United States. However, we have limited experience outside of the market in which we currently operate. Any difficulties encountered by us in this regard could adversely affect our operating results, slow down our expansion plans, which may diminish our revenues.

(25) The Issuance Of Additional Shares Of Stock To Obtain Additional Financing May Dilute The Holdings Of Our Existing Stockholders Or Reduce The Market Price Of Our Stock.

The 1,443,790 shares of common stock owned by the selling security holders will be registered with the U.S. Securities Exchange Commission.  The security holders may sell some or all of their shares immediately after they are registered.  In the event that the security holders sell some or all of their shares, the price of our common stock could decrease significantly. Additional equity offerings by us may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. We cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock or diluting their stock holdings in us.

(26)  Because We Were Formerly A “Shell Company” There Will Be Limitations On Future Public Re-sales Of Our Issued, Restricted Securities.

As a former “shell company”, the limitation on public re-sales of our issued, restricted securities by our shareholders includes a prohibition against the use of SEC Rule 144 until such time as the conditions set forth in Rule 144(i) are met.  Rule 144(i) provides that if the issuer of the securities previously had been a shell company but has ceased to be a shell company and is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” and similar expressions to identify these forward-looking statements.  Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by THUNDER ENERGIES CORPORATION described in “Risk Factors” and elsewhere in this prospectus.  For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a)

an abrupt economic change resulting in a downturn in demand for our services;

(b)

governmental restrictions or excessive taxes on our services;

(c)

economic resources to support the development of our projects;

(d)

expansion plans, access to potential clients, and advances in technology; and.

(e)

lack of working capital that could hinder acquisitions for development of our projects.

Use of Proceeds.

We will not receive any proceeds from the sale of the common stock offered through this Prospectus by the selling shareholders.

Determination of Offering Price.

The price of the shares we are offering was arbitrarily determined by us.  The offering price bears no relationship whatsoever to our assets or earnings.  Among factors considered were:

(a)

Our recent sales of securities under Regulation D and Section 4(2) of the Securities Act of 1933, as amended, at $1.00;

(b)

Our relative cash requirements; and,

(c)

Our management expertise.

Dilution

We are not offering any shares of our common stock by this prospectus. 1,443,790 shares of the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.   All shares of our common stock that are being registered are owned by the selling shareholders, who will offer such shares at a fixed price of $1.00 per share until the prices of our common stock are quoted on the OTCBB or another quotation service and thereafter at prevailing market prices, or privately negotiated prices.

As of March 31, 2014 the negative net tangible book value of our shares was ($229,726), based upon 16,111,970 shares outstanding.

Upon completion of this offering there is no dilution effect to the potential shareholders since the common stock to be sold in this Offering is common stock that is currently issued and outstanding.

Selling Security Holders.

This prospectus will be used for the offering of shares of our common stock owned by selling security holders.  The selling security holders may offer for sale up to 1,443,790 of the shares of our common stock originally issued to them in connection with the private offerings conducted by the Company.  The shares of common stock were issued pursuant to Section 4(2) of the Securities Act of 1933 and the exempt transaction provisions of applicable state law.  All shareholders are sophisticated investors who were personally known by our president, Dr. Ruggero M. Santilli. Selling security holders must sell their shares at $1.00 for the duration of the offering.  We will not receive any proceeds from such sales.  The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act.  All selling security holders have been advised to notify any purchaser of their shares that none of the proceeds from the sale of their stock will go to the Company.  All expenses of this offering are being paid for by us on behalf of selling security holders.  The following table sets forth information on our selling security shareholders.  Explanatory footnotes relating to the footnote references appearing in the headings of this table are set forth below.

Table 1.0 Selling Security Holders

Name of security holder	Shares owned as of the date of prospectus(1)	Shares beneficially owned as of the date of prospectus (2)	Percent owned as of the date of prospectus	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete (3)	Position, office or other material relationship to the company within the last three years
Jay D. Solomon	100,000	100,000	0.62%	100,000	0.00%	Friend
Charles Godels	100,000	100,000	0.62%	100,000	0.00%	Friend
Nancy W. Hunt	100,000	100,000	0.62%	100,000	0.00%	Friend
Leong Ying	1,470	1,470	0.009%	1,470	0.00%	Business colleague
Helen Turner	10,000	10,000	0.062%	10,000	0.00%	Friend
Michael J. Turner III	15,000	15,000	0.092%	15,000	0.00%	Friend
Lara Burleson	5,000	5,000	0.031%	5,000	0.00%	Friend
Scott Randall	600	600	0.0037%	600	0.00%	Friend
Jack Armstrong	500	500	0.003%	500	0.00%	Friend
Margit Terezia Jecs	2,500	2,500	0.015%	2,500	0.00%	Friend
David Jecs Nas	2,500	2,500	0.015%	2,500	0.00%	Friend
Ruby Saint John	1,220	1,220	0.007%	1,220	0.00%	Friend
Alex Jecs Nas	1,500	1,500	0.009%	1,500	0.00%	Friend
Katrina Kulinova	500	500	0.003%	500	0.00%	Friend
Maria Givlia Era	500	500	0.003%	500	0.00%	Friend
Franca Schirru	500	500	0.003%	500	0.00%	Friend
Giovanni Era	500	500	0.003%	500	0.00%	Friend
Albert R. Laubenstein	25,000	25,000	0.15%	25,000	0.00%	Friend
Francisco Meza	1,500	1,500	0.009%	1,500	0.00%	Friend
James Meza	1,500	1,500	0.009%	1,500	0.00%	Friend
James Guerrero	1,500	1,500	0.009%	1,500	0.00%	Friend
Brian C. Hogan	25,000	25,000	0.15%	25,000	0.00%	Friend
Scott G. Monson	5,000	5,000	0.031%	5,000	0.00%	Friend
Bruce R. Koblich	1,500	1,500	0.009%	1,500	0.00%	Friend
Earnest Lloyd Trammell	1,500	1,500	0.009%	1,500	0.00%	Friend
John Gould	3,000	3,000	0.018%	3,000	0.00%	Friend
Michael Parisi	1,500	1,500	0.009%	1,500	0.00%	Friend
Paula Parisi	1,500	1,500	0.009%	1,500	0.00%	Friend
Rachel R. Lee	1,500	1,500	0.009%	1,500	0.00%	Friend
Globex Transfer LLC (4)	15,000	15,000	0.092%	15,000	0.00%	Business Relationship
Beverly A. Baker	6,500	6,500	0.04%	6,500	0.00%	Friend
Ralph L. Baker	5,000	5,000	0.031%	5,000	0.00%	Friend
Jason F. Boserup	1,500	1,500	0.009%	1,500	0.00%	Friend
Ermanno Santilli	500	500	0.003%	500	0.00%	Family (adult son)
Luisa Ingargiola	500	1,000	0.003%	500	0.00%	Family(adult daughter)
Edward Ingargiola	500	1,000	0.003%	500	0.00%	Family (son-in-law)
Kelly Moore	1,500	1,500	0.009%	1,500	0.00%	Friend
Sharri Stone	200	200	0.0012%	200	0.00%	Friend
Douglas Ray Jones	100	100	0.0006%	100	0.00%	Friend
Jamy Patterson	100	100	0.0006%	100	0.00%	Friend
Michael Mraovich	100	100	0.0006%	100	0.00%	Friend
The R.M. Santilli Foundation, Inc. (5)	1,000,000	1,000,000	18.58%	1,000,000	12.39%	Business Relationship

(1)

This column represents the actual number of shares owned by the shareholder without consideration of any shares beneficially owned by any selling shareholder’s spouse or minor child.

(2)

This column represents the actual number of shares beneficially owned in that Ralph and Beverly Baker and Edward and Luisa Ingargiola are husband and wife. All other blood related parties to any of the “Affiliates” are adults, emancipated and live independent of each other in different households. Accordingly none of these relationships fall under the term of “Affiliate”.

(3)

This column represents the percentage held in the event all of the 1,443,790 shares in the Resale Offering are sold.

(4)

Globex Transfer, LLC, based in Deltona, Florida, is a stock transfer company with which our Director, Dr. Santilli has a previous business relationship.

(5)

The R.M. Santilli Foundation, Inc. is a Florida not-for-profit corporation that is controlled by Mr. Ermanno Santilli, our directors’ adult son.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at the fixed price of $1.00 per share through the conclusion of this offering.  The selling shareholders may affect these transactions by selling their future shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions.  Each of the selling shareholders may be deemed an “underwriter” within the meaning of the Securities Act in connection with each sale of shares.  The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.  In the event the selling security holders sell all of their shares in this offering they will own no shares in the Company upon completion of the offering.

Plan of Distribution

Resale Offering

Our common stock is not traded on any market or securities exchange.  The selling shareholders may sell shares of our common stock at a fixed price of $1.00 per share through the conclusion of the offering.  The fixed price of $1.00 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.001. The selling security holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) an exchange distribution in accordance with the rules of the applicable exchange; (v) privately negotiated transactions; (vi) effected short sales after the date the registration statement of which this Prospectus is a part is declared effective by the Securities and Exchange Commission; (vii) through the writing or settlement of options or other hedging transactions, whether through options exchange or otherwise; (viii) broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share; and (ix) a combination of any such methods of sale.

The selling security holders, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $1.00 per share, or their pledges, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time at the fixed price of $1.00 per share for the duration of this offering  In a post-effective amendment to this registration we will disclose pledges, donees and other transferees of the selling security holders, if any, as selling security holders.  The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a)

On such public markets as the common stock may from time to time be trading;

(b)

In privately negotiated transactions;;

(c)

Through the writing of options on the common stock;

(d)

 In short sales; or

(e)

In any combination of these methods of distribution.

In the event any of our selling security holders agree to sell their shares to a broker-dealer as a principal and the broker-dealer acts as an underwriter, we will file a post-effective amendment to our registration statement disclosing the name of the broker-dealer, providing information on the plan of distribution, and reflecting any other necessary changes.  Any broker-dealer that will be involved must seek and obtain clearance of the underwriting compensation and arrangements from the FINRA Corporate Finance Department prior to the sale of any securities by the broker-dealer.  The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares.  The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares.  These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders.    Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act when eligible, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them.  The pledges, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders.  The number of selling security holders’ shares offered under this prospectus will decrease as and when they take such action.  The plan of distribution for the selling security holders’ shares will otherwise remain unchanged.  In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.  The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any profit on the sale of shares by the selling security holders and any commission or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.  There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations hereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable “cooling off” periods prior to the commencement of such distribution.  Also, the selling security holders are subject to application provisions that limit the timing of purchasers and sale of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering with the U.S. Securities and Exchange Commission, they are required to comply with Regulation M.  In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, and any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M.  These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions.  We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum.  Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices.

Description of Securities to be Registered

General

We are authorized to issue up to 900,000,000 shares of common stock, $.001 par value per share, of which 16,142,320 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefore.  There are presently no plans to pay dividends with respect to the shares of our common stock.  Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock.  The common stock is not subject to any liability for further assessments.  There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call.  The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders’ meetings for all purposes, including the election of directors.  The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable as determined by our legal counsel, Clifford J. Hunt, Esquire whose opinion appears elsewhere as an exhibit to this prospectus.

Preferred Stock

We are authorized to issue up to 750,000,000 shares of preferred stock, $.001 par value per share, of which 50,000,000 shares are issued and outstanding and designated as Series A Convertible Preferred Stock.  Our Series A Convertible Preferred Stock provides for fifteen (15) votes per share and is convertible into ten (10) shares of our common stock at the election of the shareholder.

Debt Securities

We currently have no provisions to issue debt securities.

Warrants

We currently have no provisions to issue warrants.

Dividends

We have paid no cash dividends on our common stock since our inception.  We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future.  Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of the registration statement we will have 1,443,790 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933. Prior to this registration, no public trading market has existed for shares of our common stock.  The sale or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

As a former “shell company”, the limitation on public re-sales of our issued, restricted securities by our shareholders includes a prohibition against the use of SEC Rule 144 until such time as the conditions set forth in Rule 144(i) are met.  Rule 144(i) provides that if the issuer of the securities previously had been a shell company but has ceased to be a shell company and is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

Interest of Named Experts and Counsel

On August 20, 2012 the Company retained Peter Messineo, CPA, of Clearwater, Florida (“Messineo”) as its independent certified public accountant.  Messineo has audited the financial statements for the Company as of May 31, 2012 and December 31, 2013 (the revised year end for the Company). The dates of the reports for these audited financial statements are August 20, 2012 and March 31, 2014. Messineo also has reviewed the Company’s interim financial statements for the period ended March 31, 2014. Messineo, whose reports are contained herein, was paid in cash for services rendered.  Therefore, the firm has no direct or indirect interest in us.  Messineo’s report was given based on their authority as experts in accounting and auditing.

Clifford J. Hunt, Esquire is counsel for our Company and has given an opinion on the validity of the securities being registered.  The opinion appears elsewhere in this registration statement.  Mr. Hunt is the beneficial owner of one hundred thousand (100,000) shares of our common stock through ownership by his wife.

Information with Respect to the Registrant

DESCRIPTION OF BUSINESS

Our Business Overview.

Thunder Energies Corporation (“we”, “us”, “our”, “Thunder Energies”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and had made no efforts to identify a possible business combination.  The business purpose of the Company has been to seek the acquisition of or merger with, an existing company.  The Company selected December 31 as its fiscal year end.

As of July 1, 2013, the Company, based on proposed business activities, was a “blank check” company.  The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Exchange Act, the Company also qualified as a “shell company,” because it had no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  As of July 1, 2013, the Company had not entered into any definitive agreement with any party, nor had there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  Subsequent to our year-end we were subject to a change in control which has resulted in the new majority shareholder and our board of director members causing assets to be assigned to the Company.

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction.  As a result of this acquisition, Dr. Ruggero M. Santilli owned 98% of the issued and outstanding shares of common stock of the Company.

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.  Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation (the “Company”) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels.  Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets.  According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero.  Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets.  This amount was determined by the Company to be de-minimus to the value received in the exchange and approximates the basis of those assets.

The Company has recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset.  The valuation of the properties will be the par value of the stock received in exchange for the rights and assets.  The Company’s filings will include a disclosure in the MD&A section and notes to the financial statement under the heading “Non-Monetary Transaction”.  Management believes that the $1,000.00 valuation is reflective of the salvage value of the physical property, at a minimum.  Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors.  None of the assets purchased had ever generated revenue for IBR or HyFuels.  Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors.  None of the assets purchased had ever generated revenue for IBR or HyFuels.  Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

A further description of the assignors, IBR and HyFuels, follows.  IBR is a Florida Corporation whose only business operations are the publication of an internet blog relating to scientific and academic matters.  IBR does not generate revenue and has no expenses. Furthermore, IBR has never maintained a checking account.  This status has been consistent over the last several years.  Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for IBR.  IBR does not have any ownership interest in any of our securities.

HyFuels is a Florida corporation that utilized research and development funds to create the seven Hadronic reactors, but otherwise has no business operations since its inception. Its sole purpose is to serve as a patent holding company.  Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for HyFuels.  HyFuels also does not have any ownership interest in any of our securities.

Neither IBR nor HyFuels has made any effort to commercialize the assets for purposes of generating revenue.  Both IBR and HyFuels continue to exist as Florida corporations separate and distinct from the Company.  Though they are deemed “related” entities through a common officer and director with our Company, they remain otherwise “unaffiliated” with our Company.

IBR maintains its principal place of business at 90 East Winds Court, Palm Harbor, Florida 34689.  HyFuels maintains its principal place of business at 35246 US Highway 19 North, #215, Palm Harbor, Florida 34684.  There is no continuity of facilities with the Company.

Neither IBR nor HyFuels had an employee base, a distribution system, a sales force, a customer base, production techniques or trade names associated with the assets.  Their ownership rights may arguably be referred to as operating rights but there were essentially no operations associated with the assets.

The only activities of the assignors involved the creation of the Internet website domain names and the creation of the seven Hadronic reactors and associated patents pending.  These assets did not generate revenue prior to the assignment, so there is essentially no financial data to report regarding “revenue producing activity previously associated with the acquired assets”. Furthermore, there is no “sufficient continuity of operations with our Company so that disclosure of prior financial information regarding IBR or HyFuels is material to an understanding of future operations regarding our Company.

Description of Business, Principal Products, Services

The business of Thunder Energies Corporation is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel available in any desired size for any type of energy application, from home heating to large plants for the clean production of electricity.   The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere.  A prototype new furnace is expected to be available within one year following the availability of the necessary funds.  As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces.

Distribution Methods Of The Products and Services

Initially, we anticipate marketing via large advertisements on the internet, such as via PRWeb Releases.  We expect to market through contacts that we are able to generate, and then via direct contacts of potential buyers of TEC new fossil fuel furnaces or TEC services for the improvement of existing fossil fuel burning plants.

Status of Any Publicly Announced New Product Or Service

We have not yet made any public announcement regarding our products or services.  We do not contemplate making any such announcements until the availability of a prototype furnace for the clean combustion of fossil fuels as described above. We have only published announcements regarding the new sciences underlying the new clean combustion of fossil fuels as disclosed on our corporate website, www.thunder-energies.com.

Competitive Business Conditions And The Smaller Reporting Company’s Competitive Position In The Industry And Methods Of Competition

There exist many types of furnaces for the combustion of fossil fuels but they are all based on conventional combustion of fossil fuels and then the removal of contaminants in the exhaust. By contrast, the main function of TEC furnaces is that of improving the combustion with consequential reduction of contaminants in the exhaust while increasing the energy output for the same fossil fuel.Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

The raw material needed by the TEC furnaces is given by conventional fossil fuels all available in the U.S.A. by a large number of suppliers.

Dependence On One Or A Few Customers

We do not presently have any committed customers for our TEC furnaces.  However, upon completion of the manufacture and testing of our prototype, we believe that there will be a large market that will be interested in our products and services.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

A first patent application is pending, while additional patent applications are expected depending on funding. Trademarks are expected to be applied for depending on funding. No franchisee or license is expected during the first three years of operation. Labor contracts for employees are planned for implementation following legal assistance and decisions by our Board of Directors.

Need For Any Government Approval Of Principal Products Or Services

No governmental approval or permits is expected for the development of the new furnaces for the clean combustion of fossil fuels. Following their availability, the TEC furnaces will be subject to and must comply with applicable EPA requirements for permitted levels of contaminants in the exhaust.

Effect Of Existing Or Probable Governmental Regulations On The Business

Due to its novel conception, a principal objective of TEC furnaces is that of surpassing current EPA requirements for the contaminants in the combustion exhaust released in the atmosphere.

Estimate Of The Amount Of Money Spent During Each Of The Last Two Fiscal Years On Research And Development

There have been no funds expended by the Company on research and development in the last two fiscal years.  All funding for the development of our products to date has been derived from related entities, IBR and HyFuels, which are beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.

Costs and Effects Of Compliance With Environmental Laws

We are unable to estimate the costs and effects of compliance with environmental laws prior to completion of a TEC prototype furnace.

Number Of Total Employees And Number Of Full-Time Employees

At this time, the Company has two full time employees and five persons working part time in various functions.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Form 10-Q, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.  This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

We are a reporting company and file all reports required under sections 13 and 15d of the Exchange Act.

Critical Accounting Policies

We prepare our condensed financial statements in conformity with GAAP, which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions.  On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our condensed financial statements.

While we believe that the historical experience, current trends and other factors considered support the preparation of our condensed financial statements in conformity with GAAP, actual results could differ from our estimates and such differences could be material.

For a full description of our critical accounting policies, please refer to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 Annual Report on Form 10-K.

Description of Property

We do not own any real property.  Our offices are currently located at 1444 Rainville Road, Tarpon Springs, Florida 34639.

Legal Proceedings

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Our common stock is not quoted or traded on any quotation medium at this time.  We intend to apply to have our common stock included for quotation on the Over-The-Counter Bulletin Board (“OTC Bulletin Board”).  There can be no assurance that an active trading market for our stock will develop.  If our stock is included for quotation on the OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations in alternative energy production, changes in financial estimates by securities analysts, announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control.  In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies.  These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.  Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results.  These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 14, 403,060 shares of issued and outstanding common stock that could be sold according to Rule 144 (upon availability of such Rule) that we have not agreed to register for resale, and shares that are beneficially owned by our current officers, directors and affiliated persons. 12,403,060 shares of common stock are beneficially owned by our President and director, Dr. Ruggero M. Santilli.  A brief description of Rule 144 follows:

The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any shares purchased by an  ”affiliate.”  An “Affiliate” is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control of the issuer.  The definition of an “Affiliate” is critical to the operation of Rule 144, promulgated under the Securities Act.  Rule 144 provides for restrictions on the amount of securities that can be sold by an affiliate during a given period of time.  In general, pursuant to Rule 144, a shareholder who has satisfied a six month holding period may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale.  Further, Rule 144 permits, under certain circumstances, the sale of securities, without any quantity limitation, by our shareholders who are not affiliates and who have satisfied a one-year holding period.

As a former “shell company”, the limitation on public re-sales of our issued, restricted securities by our shareholders includes a prohibition against the use of SEC Rule 144 until such time as the conditions set forth in Rule 144(i) are met.  Rule 144(i) provides that if the issuer of the securities previously had been a shell company but has ceased to be a shell company and is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current “Form 10 information” with the Commission reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed “Form 10 information” with the Commission.

Cash dividends have not been paid since inception.  In the near future, we intend to retain any earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  The declaration and payment of cash dividends by us are subject to the discretion of our board of directors.  Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors.  We are not currently subject to any contractual arrangements that restrict our ability to pay cash dividends.

We have forty-eight (48) stockholders of record of our common stock as of May 20, 2014.

Impact of the “Penny Stock” Rules on Buying or Selling Our Common Stock

The SEC has adopted penny stock regulations which apply to securities traded over-the-counter.  These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years.  Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market.  The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes.  In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000).  These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser’s written consent to the transaction.  If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock.  Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

Trading in our common stock will be subject to the “penny stock” rules.

Reports to Security Holders

We currently are required to file periodic reports and other information with the U.S. Securities and Exchange Commission (“SEC”).  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F. Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

We are not required by Florida law to provide annual reports.  At the request of a shareholder, we will send a copy of an annual report which will include audited financial statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.  The management’s discussion, analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Our Business Overview

Thunder Energies Corporation was incorporated in the State of Florida on April 21, 2011.  Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and had made no efforts to identify a possible business combination.

The business purpose of the Company has been to seek the acquisition of or merger with, an existing company.  The Company selected December 31 as its fiscal year end.

As of July 1, 2013, the Company, based on proposed business activities, was a “blank check” company.  The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.”  Under SEC Rule 12b-2 under the Exchange Act, the Company also qualified as a “shell company,” because it had no or nominal assets (other than cash) and no or nominal operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  As of July 1, 2013, the Company had not entered into any definitive agreement with any party, nor had there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company.  Subsequent to our year-end we were subject to a change in control which has resulted in the new majority shareholder and our board of director members causing assets to be assigned to the Company.

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction.  As a result of this acquisition, Dr. Ruggero M. Santilli owned 98% of the issued and outstanding shares of common stock of the Company.

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.  Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation (the “Company”) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels.  Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets.  According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero.  Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets.  This amount was determined by the Company to be de-minimus to the value received in the exchange and approximates the basis of those assets.

The Company has recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset.  The valuation of the properties will be the par value of the stock received in exchange for the rights and assets.  The Company’s filings will include a disclosure in the MD&A section and notes to the financial statement under the heading “Non-Monetary Transaction”.  Management believes that the $1,000.00 valuation is reflective of the salvage value of the physical property, at a minimum.  Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors.  None of the assets purchased had ever generated revenue for IBR or HyFuels.  Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

Our Company purchased internet website domain name assets owned by IBR and the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value owned by HyFuels as related to the reactors.  None of the assets purchased had ever generated revenue for IBR or HyFuels.  Although the Asset Assignment Agreements were more comprehensive in their description of “assets”, the aforementioned items were the only assets assigned to the Company.

A further description of the assignors, IBR and HyFuels, follows.  IBR is a Florida Corporation whose only business operations are the publication of an internet blog relating to scientific and academic matters.  IBR does not generate revenue and has no expenses. Furthermore, IBR has never maintained a checking account.  This status has been consistent over the last several years.  Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for IBR.  IBR does not have any ownership interest in any of our securities.

HyFuels is a Florida corporation that utilized research and development funds to create the seven Hadronic reactors, but otherwise has no business operations since its inception. Its sole purpose is to serve as a patent holding company.  Our Chief Executive Officer and Director, Dr. Ruggero M. Santilli is president and a director for HyFuels.  HyFuels also does not have any ownership interest in any of our securities.

Neither IBR nor HyFuels has made any effort to commercialize the assets for purposes of generating revenue.  Both IBR and HyFuels continue to exist as Florida corporations separate and distinct from the Company.  Though they are deemed “related” entities through a common officer and director with our Company, they remain otherwise “unaffiliated” with our Company.

IBR maintains its principal place of business at 90 East Winds Court, Palm Harbor, Florida 34689.  HyFuels maintains its principal place of business at 35246 US Highway 19 North, #215, Palm Harbor, Florida 34684.  There is no continuity of facilities with the Company.

Neither IBR nor HyFuels had an employee base, a distribution system, a sales force, a customer base, production techniques or trade names associated with the assets.  Their ownership rights may arguably be referred to as operating rights but there were essentially no operations associated with the assets.

The only activities of the assignors involved the creation of the Internet website domain names and the creation of the seven Hadronic reactors and associated patents pending.  These assets did not generate revenue prior to the assignment, so there is essentially no financial data to report regarding “revenue producing activity previously associated with the acquired assets”. Furthermore, there is no “sufficient continuity of operations with our Company so that disclosure of prior financial information regarding IBR or HyFuels is material to an understanding of future operations regarding our Company.

Description of Business, Principal Products, Services

The business of Thunder Energies Corporation is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel available in any desired size for any type of energy application, from home heating to large plants for the clean production of electricity.   The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere.  A prototype new furnace is expected to be available within one year following the availability of the necessary funds.  As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces.

Distribution Methods Of The Products and Services

Initially, we anticipate marketing via large advertisements on the internet, such as via PRWeb Releases.  We expect to market through contacts that we are able to generate, and then via direct contacts of potential buyers of TEC new fossil fuel furnaces or TEC services for the improvement of existing fossil fuel burning plants.

Status of Any Publicly Announced New Product Or Service

We have not yet made any public announcement regarding our products or services.  We do not contemplate making any such announcements until the availability of a prototype furnace for the clean combustion of fossil fuels as described above. We have only published announcements regarding the new sciences underlying the new clean combustion of fossil fuels as disclosed on our corporate website, www.thunder-energies.com.

Competitive Business Conditions And The Smaller Reporting Company’s Competitive Position In The Industry And Methods Of Competition

There exist many types of furnaces for the combustion of fossil fuels but they are all based on conventional combustion of fossil fuels and then the removal of contaminants in the exhaust. By contrast, the main function of TEC furnaces is that of improving the combustion with consequential reduction of contaminants in the exhaust while increasing the energy output for the same fossil fuel.Sources And Availability Of Raw Materials And The Names Of Principal Suppliers

The raw material needed by the TEC furnaces is given by conventional fossil fuels all available in the U.S.A. by a large number of suppliers.

Dependence On One Or A Few Customers

We do not presently have any committed customers for our TEC furnaces.  However, upon completion of the manufacture and testing of our prototype, we believe that there will be a large market that will be interested in our products and services.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements Or Labor Contracts, Including Duration

A first patent application is pending, while additional patent applications are expected depending on funding. Trademarks are expected to be applied for depending on funding. No franchisee or license is expected during the first three years of operation. Labor contracts for employees are planned for implementation following legal assistance and decisions by our Board of Directors.

Need For Any Government Approval Of Principal Products Or Services

No governmental approval or permits is expected for the development of the new furnaces for the clean combustion of fossil fuels. Following their availability, the TEC furnaces will be subject to and must comply with applicable EPA requirements for permitted levels of contaminants in the exhaust.

Effect Of Existing Or Probable Governmental Regulations On The Business

Due to its novel conception, a principal objective of TEC furnaces is that of surpassing current EPA requirements for the contaminants in the combustion exhaust released in the atmosphere.

Estimate Of The Amount Of Money Spent During Each Of The Last Two Fiscal Years On Research And Development

There have been no funds expended by the Company on research and development in the last two fiscal years.  All funding for the development of our products to date has been derived from related entities, IBR and HyFuels, which are beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.

Costs and Effects Of Compliance With Environmental Laws

We are unable to estimate the costs and effects of compliance with environmental laws prior to completion of a TEC prototype furnace.

Number Of Total Employees And Number Of Full-Time Employees

At this time, the Company has two full time employees and five persons working part time in various functions.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Form 10-Q, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards.  We are choosing to utilize the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act.  This election allows our Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Plan of Operation

Our plan of operation for the next twelve months will be to develop and expand our client base. As we continue to grow we will need to raise additional funds. We do anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, or to obtain additional financing to the extent necessary to augment our working capital. We intend to continue to use the income from our current clients to continue to meet our operating expenses. We do not have need for the purchase of any property or equipment at this time. We will not have any significant changes in the current number of employees.

Our directors have verbally agreed to continue to fund our operations as needed over the next 12 months until cash flows are sufficient to sustain operations.  Pursuant to the agreement our CEO has agreed to the return of his capital plus interest at the rate of 2.15% per annum. Thus far there has not been any need for funds beyond the $70,000 in loans previously provided to the Company by our CEO, Dr. Ruggero M. Santilli.  In addition, our Plan of Operation for the next twelve months is to raise capital to continue to expand our operations. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

While a strategic and wisely executed marketing campaign is key to expanding our customer base; providing new, cutting-edge, innovative strategies developed and implemented for our clients, will provide a solid platform upon which our operations will continue to grow and deliver long-term success. There is no guarantee that we will be able to fund the Company’s expenses out of operations. In that case our CEO has verbally agreed to fund the projects. We also will most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.

Results of Operations

The results of operations are based on preparation of financial statements in conformity with accounting principles generally accepted in the United States.  The preparation of financial statements requires management to select accounting policies for critical accounting areas as well as estimates and assumptions that affect the amounts reported in the financial statements.  The Company’s accounting policies are more fully described in Note 2 to the Notes of Financial Statements and in the Company’s financial statements accompanying its Form 10 filing with the SEC on July 21, 2011.

Results of Operations for the development stage, April 21, 2011 (date of inception) through May 31, 2012.

The Company was organized as of April 21, 2011.  Due to the limited operations and the date of inception of April 21, 2011, the results of operations for the year ended May 31, 2012 are not comparable to a prior period.

Revenues.

Total Revenue.  Total revenues for the development stage April 21, 2011 (date of inception) through May 31, 2012 were $-0-.

Operating Expenses.

Total Operating Expenses.  Total operating expenses for the development stage August 4, 2011 (date of inception) through May 31, 2012 were $1,265.  Total operating expenses consisted of professional fees of $1,250 and general and administrative expenses of $15.

Financial Condition.

Total Assets.  Total assets at May 31, 2012 were $1,735.  Total assets consist of cash.

Total Liabilities.  Total liabilities at May 31, 2012 were $500.  Total liabilities consist of accrued expenses of $500.

Liquidity and Capital Resources.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $1,265 for the year ended May 31, 2012.  The Company has an accumulated loss of $1,265 during the development stage, April 21, 2011 (date of inception) through May 31, 2012.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due through the support of our majority shareholder.  At May 31, 2012 we had minimal assets and working capital (cash) of $1,735.  Our working capital is due to the results of operations. Our majority shareholders have provided the financial resources to fund our operations; however, there are no commitments for future funding.

Net cash used in operating activities for the development stage April 21, 2011 (date of inception) through May 31, 2012 was $1,265.    Net cash used in operating activities includes our net income (loss) and accrued expenses.

Net cash provided by financing activities for the development stage April 21, 2011 (date of inception) through May 31, 2012 was $3,000.  Net cash provided by financing activities includes the proceeds from stock sales of $3,000.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing.  However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability.  Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months.  We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations.  If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

Results of Operations for the development stage, July 25, 2013 (date of inception) through December 31, 2013.

The Company was organized as of July 25, 2013.  Due to the limited operations and the date of inception of July 25, 2013, the results of operations for the year ended December 31, 2013 are not comparable to a prior period.

Revenues.

Total Revenue.  Total revenues for the development stage July 25, 2013 (date of inception) through December 31, 2013 were $-0-.

Expenses.

Total Expenses.  Total operating expenses for the development stage July 25, 2013 (date of inception) through December 31, 2013 were $674,659.  Total expenses consisted of advertising of $55; research and development of $4,047; stock based compensation of $500,000; professional fees of $51,156; selling, general and administrative expenses of $119,057; and interest expense of $344.

Financial Condition.

Total Assets.  Total assets at December 31, 2013 were $5,522.  Total assets consist of cash of $3,913; prepaid expenses of $609 and intangible assets of $$1,000.

Total Liabilities.  Total liabilities at December 31, 2013 were $179,181.  Total liabilities consist of accounts payable of $40,375; accrued interest of $344; note payable to the CEO of $60,000 and accrued salaries of $78,462.

Liquidity and Capital Resources.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $674,659 for the year ended December 31, 2013.  The Company has an accumulated loss of $674,659 during the development stage, July 25, 2013 (date of inception) through December 31, 2013.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due through the support of our shareholders.  At December 31, 2013 we had a working capital deficit of $174,659.  Our working capital deficit is due to the results of operations.

Net cash used in operating activities for the development stage July 25, 2013 (date of inception) through December 31, 2013 was ($56,087).    Net cash used in operating activities includes our net loss, stock based compensation, prepaid expense, accounts payable, accrued salaries and accrued interest.

Net cash used in investing activities for the year ended December 31, 2013 was ($1,000).  Net cash used in investing activities for the development stage July 25, 2013 (date of inception) through December 31, 2013 was ($1,000).  Net cash used in investing activities includes the assignment of intangible assets of ($1,000).

Net cash provided by financing activities for the year ended December 31, 2013 was $61,000.  Net cash provided by financing activities for the development stage July 25, 2013 (date of inception) through December 31, 2013 was $61,000.  Net cash provided by financing activities includes the issuance of common stock for intangible assets of $1,000 and proceeds from notes payable- related party of $60,000.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing.  However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability.  Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months.  We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations.  If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of December 31, 2013.

Results of Operations for the three months ended March 31, 2014 and March 31, 2013.

The Company was organized as of July 25, 2013.  Due to the limited operations and the date of inception of July 25, 2013, the results of operations for the three months ended March 31, 2014 are not comparable to a prior period.

Revenues.

Total Revenue.  Total revenues for the three months ended March 31, 2014 and 2013 were $-0- and $-0-, respectively.  Total revenues for the development stage July 25, 2013 (date of inception) through March 31, 2013 were $-0-.

Expenses.

Total Expenses.  Total operating expenses for the three months ended March 31, 2014 and 2013 were $78,461 and $-0-, respectively.  Total expenses for the development stage July 25, 2013 (date of inception) through March 31, 2014 were $753,120.  Total expenses consisted of advertising of $55; research and development of $6,184; stock based compensation of $500,000; professional fees of $81,946; selling, general and administrative expenses of $164,251; and interest expense of $684.

Financial Condition.

Total Assets.  Total assets at March 31 2014 were $20,117.  Total assets consist of cash of $19,117 and intangible assets of $1,000.

Total Liabilities.  Total liabilities at March 31, 2014 were $249,843.  Total liabilities consist of accounts payable of $55,697; accrued interest of $684; note payable to the CEO of $70,000 and accrued salaries of $123,462.

Liquidity and Capital Resources.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business.

The Company sustained a loss of $78,461 for the three months ended March 31, 2014.  The Company has accumulated losses totaling $753,120 during the development stage, July 25, 2013 (date of inception) through March 31, 2014.  Because of the absence of positive cash flows from operations, the Company will require additional funding for continuing the development and marketing of products. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We are presently able to meet our obligations as they come due through the support of our shareholders.  At March 31, 2014 we had a working capital deficit of $230,726.  Our working capital deficit is due to the results of operations.

Net cash used in operating activities for the three months ended March 31, 2014 and 2013 were ($17,190) and $-0-, respectively.  Net cash used in operating activities for the development stage July 25, 2013 (date of inception) through March 31, 2014 was ($73,277).    Net cash used in operating activities includes our net loss, stock based compensation, prepaid expense, accounts payable, accrued salaries and accrued interest.

Net cash provided by financing activities for the three months ended March 31, 2014 and 2013 were $32,394 and $-0-, respectively.  Net cash provided by financing activities for the development stage July 25, 2013 (date of inception) through March 31, 2014 was $92,394.  Net cash provided by financing activities includes proceeds from notes payable- related party of $70,000 and proceeds from the issuance of common stock of $22,394.

We anticipate that our future liquidity requirements will arise from the need to fund our growth from operations, pay current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from the private sources and/or debt financing.  However, we can provide no assurances that we will be able to generate sufficient cash flow from operations and/or obtain additional financing on terms satisfactory to us, if at all, to remain a going concern. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis and ultimately to attain profitability.  Our Plan of Operation for the next twelve months is to raise capital to implement our strategy. We do not have the necessary cash and revenue to satisfy our cash requirements for the next twelve months.  We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then we may not be able to expand our operations.  If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for some of our expenses. However, we have not made any arrangements or agreements with our officers and directors regarding such advancement of funds. We do not know whether we will issue stock for the loans or whether we will merely prepare and sign promissory notes. If we are forced to seek funds from our officers or directors, we will negotiate the specific terms and conditions of such loan when made, if ever. Although we are not presently engaged in any capital raising activities, we anticipate that we may engage in one or more private offering of our company’s securities after the completion of this offering.  We would most likely rely upon the transaction exemptions from registration provided by Regulation D, Rule 506 or conduct another private offering under Section 4(2) of the Securities Act of 1933.  See “Note 2 – Going Concern” in our financial statements for additional information as to the possibility that we may not be able to continue as a “going concern.”

We are not aware of any trends or known demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in material increases or decreases in liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of March 31, 2014.

Off-Balance Sheet Arrangements

We have made no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors and Executive Officers

Table 3.0 Directors and Executive Officers

The names and ages of our directors and executive officers as of December 31, 2013 are set forth below.  Our Bylaws provide for not less than one and not more than fifteen directors.  All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Name	Age	Position
Dr. Ruggero M. Santilli (1)	78	Chief Executive Officer, President, Principal Executive Officer, Principal Accounting Officer, Director (1)
Mrs. Carla Santilli (2)	73	Treasurer, Secretary, Director (2)

(1) Dr. Ruggero M. Santilli will serve as a director until the next annual shareholder meeting.

(2) Mrs. Carla Santilli will serve as a director until the next annual shareholder meeting.

Dr. Ruggero M. Santilli, Chief Executive Officer and Director

Dr. Ruggero Maria Santilli is 78 years of age.  In the last 5 years Dr. Santilli has served as the Chairman of the Board and Chief Executive Officer for Magnegas Corporation, a publicly traded entity from which he voluntarily resigned on May 30, 2013.  Dr. Santilli was born and educated in Italy where he achieved his Ph.D., in mathematics and physics, as well as a chair in nuclear physics at the Avogadro Institute in Turin, Italy. In 1967 Santilli was invited by the University of Miami in Florida to conduct research for NASA and he moved with his family to the U.S.A. where he subsequently became a U.S. citizen. In 1968 he joined the faculty of Boston University, under partial support from the U.S. Air Force, where he taught physics and applied mathematics from prep courses to seminar post-PhD. courses. In 1975-1977 he went to MIT and from 1978 to 1983 he was a member of Harvard University faculty where he received five grants from the U. S. Department of Energy to study a generalization of quantum mechanics and chemistry needed for new clean energies and fuels. Since 1984 he has been the President of the Institute for Basic Research, originally located in a Victorian building inside Harvard University grounds and moved to Florida in 1990.  Since his time at Harvard University he studied new clean energies and related chemistry.  None of the aforementioned entities are a parent, subsidiary or affiliate of the Company.  Dr. Santilli has not engaged in any related party transactions with the Company.

Dr. Santilli is the author of over 250 technical articles and 18 post Ph.D. level monographs in mathematics, physics, cosmology, superconductivity, chemistry and biology published the world over. He is the founding editor of three journals in mathematics and physics and editor of several others.

Dr. Santilli is also internationally known for the discovery of the basic science and for the industrial development of the “Santilli MagneGas Technology”.

Dr. Santilli is the recipient of various honors, including: his nomination by the Estonia Academy of Sciences among the most illustrious applied mathematicians of all times; two gold medals for scientific merits; the listing as "Santilli Hall" of a class room at an Australian research center; and nominations for the Nobel Prize in physics as well as in chemistry from scientists the world over.  A scientific meeting was organized in June 2005 at the University of Karlstad, Sweden, to honor Prof. Santilli on his 70th birthday with participation of scientists from 50 countries.

Dr. Santilli’s qualifications to serve on our board of directors include his extensive knowledge of energy products and his experience researching new clean energies and fuels.

Mrs. Carla Santilli

Carla Santilli is 73 years of age, has been a Director of Magnegas Corporation since May 2007 and is the spouse of Dr. Santilli.  Carla Santilli holds a Master Degree in Human Services Administration from the School of Social Work of Boston University. She held positions of Clinical Social Worker and Community Programs Coordinator for the State of Massachusetts.  Since the late 1980's, Mrs. Santilli has been employed as the President and Chief Executive Officer of Hadronic Press, Inc, a physics and mathematics academic publishing company.  In this capacity, Mrs. Santilli has directed the growth of this company from start-up to become one of the world's leading physics and mathematics publishing companies. Books and journals published by Hadronic Press can be found in all of the leading University libraries across the world.  Mrs. Santilli has been involved in the private sector as grant administrator and public relations specialist in the fields of academic publishing and environmental sciences.  None of the aforementioned entities are a parent, subsidiary or affiliate of the Company.  Mrs. Santilli has not engaged in any related party transactions with the Company.  Mrs. Santilli is currently a Director of Magnegas Corporation.

Mrs. Santilli’s qualifications to serve on our board of directors include her thirty years of experience as President and Chief Executive Officer of Hadronic Press, Inc. and her experience in the environmental sciences field.

Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

The Board of Directors acts as the Audit Committee, and the Board has no separates committees.  The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert.  The Company intends to continue to search for a qualified individual for hire.

A.

Significant Employees.  None.

B.

Family Relationships.  None.

C.

Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders of decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past ten years.

D.

The Board of Directors acts as the Audit Committee, and the Board has no separates committees.  The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such expert.  The Company intends to continue to search for a qualified individual for hire.

Legal Proceedings.

To the best of our knowledge, except as set forth herein, none of the directors or director designees to our knowledge has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

Meetings and Committees of the Board of Directors.

We do not have a nominating committee of the Board of Directors, or any committee performing similar functions.  Nominees for election as a director are selected by the Board of Directors.

We do not yet have an audit committee or an audit committee financial expert.  We expect to form such a committee composed of our non-employee directors.  We may in the future attempt to add a qualified board member to serve as an audit committee financial expert in the future, subject to our ability to locate and compensate such a person.  Despite the lack of an audit committee, those members of the board of directors that would otherwise be on our audit committee will continue to analyze and investigate our actual and potential businesses prospects as members of our board of directors.  Furthermore, our entire board of directors is aware of the importance of the financial and accounting due diligence that must be undertaken in furtherance of our business and they intend to conduct a comprehensive accounting financial analysis of the Company’s business.

Executive Compensation

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the executive officers who served at the end of the period December 31, 2013, for services rendered in all capacities to us.  The listed individuals shall hereinafter be referred to as the “Named Executive Officers.”

Summary Compensation Table - Officers

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive plan Compensation	Nonqualified Deferred compensation earnings	All other Compensation	Total
Name and principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Dr. Ruggero M. Santilli, President, CEO (1)	2013	78,462	-0-	-0-	-0-	-0-	-0-	-0-	78,462
Mrs. Carla Santilli, Secretary, Treasurer (2)	2013	25,385	-0-	-0-	-0-	-0-	-0-	-0-	25,385
Jay D. Solomon, President (3)	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jay D. Solomon, President	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jay D. Solomon, President	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

The Company has entered into employment contract with Dr. Santilli.  The employment contract for Dr. Santilli provides for an annual base salary of $180,000 payable in weekly installments and annual stock option compensation equal to .01% of the issued and outstanding number of shares on July 25 each year at the average trading price of the company common stock on such date. Dr. Santilli has not received any compensation from the Company as of the date of this report and has agreed that all compensation due to him shall be accrued until such time as the Company generates sufficient income on a consistent basis to satisfy the obligations set forth in his agreement without jeopardizing the ongoing fiscal operations of the Company.

(2)

The Company has entered into a consulting agreement with Mrs. Santilli, at an annual rate of $60,000.

(3)

Jay D. Solomon resigned as an officer and director for the Company on July 25, 2013.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)(2)	(h)
	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name and principal position (1)	($)	($)	($)	($)	($)	($)	($)
Dr. Ruggero M. Santilli, President, CEO (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Mrs. Carla Santilli, Treasurer, Secretary (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Jay D. Solomon, Director (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)

The Company has entered into employment contract with Dr. Santilli.  The employment contract for Dr. Santilli provides for an annual base salary of $180,000 payable in weekly installments and annual stock option compensation equal to .01% of the issued and outstanding number of shares on July 25 each year at the average trading price of the company common stock on such date. Dr. Santilli has not received any compensation from the Company as of the date of this report and has agreed that all compensation due to him shall be accrued until such time as the Company generates sufficient income on a consistent basis to satisfy the obligations set forth in his agreement without jeopardizing the ongoing fiscal operations of the Company.

(2)

The Company has entered into a consulting agreement with Mrs. Santilli.

(3)

Jay D. Solomon resigned as an officer and director for the Company on July 25, 2013.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

Compensation Committee Interlocks and Insider Participation.

As of December 31, 2013 our Board of Directors consisted of Dr. Ruggero M. Santilli and Mrs. Carla Santilli.    At present, the Board of Directors has not established any committees.

Director Compensation.

There are currently no compensation arrangements in place for members of the board of directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of December 31, 2013, and our officers and directors, individually and as a group.  Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable.  Subject to community property laws, where applicable, the persons or entities named below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (1)	Percent of Class (2)
Common Stock	Dr. Ruggero M. Santilli (1)(2)(3) 1444 Rainville Road Tarpon Springs, FL 34689	12,403,060	76.84%

Common Stock	Mrs. Carla Santilli (1)(2)(3) 1444 Rainville Road Tarpon Springs, FL 34689	12,403,060	76.84%
Common Stock	The R.M. Santilli Foundation, Inc. (4) 35246 US 19 North Ste. #215 Palm Harbor, FL 34684	3,000,000	18.58%
Common Stock	Officers and Directors as a group	12,403,060	76.84%

(1) Dr. Ruggero M. Santilli and Mrs. Carla Santilli are married and each own fifty percent of the equity in Clean energies Tech, Inc. which owns 4,403,060 shares of our common stock.

(2) Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Global Beta, LLC which owns 7,000,000 shares of our common stock.

(3)  Mrs. Carla Santilli is a member of the board of directors of The R.M. Santilli Foundation, Inc., a non-profit Florida corporation, which owns 3,000,000 shares of our common stock.  Dr. Santilli’s beneficial interest is through his spouse, Mrs. Carla Santilli.

(4)  The R.M. Santilli Foundation, Inc. is a Florida not-for-profit corporation that is controlled by Mr. Ermanno Santilli, our directors’ adult son.

Dr. Santilli is our Chief Executive Officer and a director for our Company.  Mrs. Carla Santilli is our Treasurer and a director for our Company.

The following table sets forth, as of December 31, 2013, the number of shares of our Series “A” Convertible Preferred Stock owned of record and beneficially by our executive officers, directors and persons who beneficially own more than 5% of such outstanding shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Hadronic Technologies Press, Inc. (1) 35246 US Highway 19 North, Suite #215 Palm Harbor, FL 34684	50,000,000	100%

(1) Dr. Ruggero M. Santilli and Mrs. Carla Santilli are married and each own fifty percent of the equity in Hadronic Technologies Press, Inc. which owns 50,000,000 shares of our Series “A” Convertible Preferred Stock.  The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder.

Transactions with Related Persons, Promoters and Certain Control Persons

We utilize the office space and equipment of our management at no cost.  On April 21, 2011, 1,000,000 shares were issued to Jay D. Solomon, our sole officer and director.  Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

We have not established our own definition for determining whether our director or nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that they are officers of the Company. We also have not established any committees of the Board of Directors.

Given the nature of our Company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. As our operations generate revenue we intend to seek additional members for our board of directors and establish our own definition of “independent” as related to directors and nominees for directors.  We further intend to establish committees that will be suitable for our operations as our business operations warrant.

Director Independence

We have not:

•

Established our own definition for determining whether our director or nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor,

•

Established any committees of the Board of Directors.

Given the nature of our Company, its limited shareholder base and the current composition of management, the Board of Directors does not believe that we require any corporate governance committees at this time. The Board of Directors takes the position that management of a target business will establish:

•

Its own Board of Directors

•

Establish its own definition of “independent” as related to directors and nominees for directors,

•

Establish committees that will be suitable for its operations after the Company consummates a business combination

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation do include a provision under Article VIII, to permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Our By-Laws, Article VII, Section 4, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Thunder Energies Corporation, pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

THUNDER ENERGIES CORPORATION INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-3

Balance Sheet at May 31, 2012 (audited)	F-4

Statement of Operations for the period April 21, 2011 (date of inception) to May 31, 2012(audited)	F-5

Statement of Changes in Shareholders’ Equity for the period April 21, 2011 (date of inception) to May 31, 2012 (audited)	F-6

Statement of Cash Flows for the period April 21, 2011 (date of inception) to May 31, 2012 (audited)	F-7

Notes to Audited Financial Statements	F-8

Report of Independent Registered Public Accounting Firm	F-11

Balance Sheet for the period ending December 31, 2013 (audited).	F-12

Statement of Operations for the period from July 25, 2013 (date of inception) through December 31, 2013.	F-13

Statement of Changes in Stockholders’ Deficit from July 25, 2013 (date of inception) through December 31, 2013.	F-14

Statements of Cash Flows from July 25, 2013 (date of inception) through December 31, 2013.	F-15

Notes to Financial Statements (audited).	F-16

Condensed Balance Sheets for the periods ending March 31, 2014 (unaudited) and December 31, 2013 (audited).	F-23

Condensed Statements of Operations for the three months ended March 31, 2014, March 31, 2013 and the period July 25, 2013 (date of inception) through March 31, 2014 (unaudited).	F-24

Condensed Statements of Changes in Shareholders’ Equity for the period July 25, 2013 (date of inception) through March 31, 2014 (unaudited).	F-25

Condensed Statements of Cash Flows for the three months ended March 31, 2014, March 31, 2013and the period July 25, 2013 (date of inception) through March 31, 2014 (unaudited).	F-26

Notes to Condensed Financial Statements (unaudited).	F-27

Pro forma financial statements with notes	F-35

Peter Messineo

Certified Public Accountant

1982 Otter Way Palm Harbor FL 34685

peter@pm-cpa.com

T   727.421.6268   F   727.674.0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

 CCJ Acquisition Corp.

 St. Petersburg, Florida

I have audited the accompanying balance sheet of CCJ Acquisition Corp., a development stage company, as of May 31, 2012 and 2011 and the related statement of operations, stockholders’ equity, and cash flows for the years ended May 31, 2012 and 2011 and for the period from April 21, 2011 (date of inception) through May 31, 2012. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these consolidated financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CCJ Acquisition Corp. as of May 31, 2012 and 2011 and the results of operations and cash flows for the years ended May 31, 2012 and 2011 and for the period from April 21, 2011 (date of inception) through May 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Further information and management’s plans in regard to this uncertainty were also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA

Palm Harbor, Florida

August 20, 2012

CCJ ACQUISITION CORP. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEETS

	May 31, 2012	May 31, 2011

ASSETS

Current assets
Cash	$1,735	$3,000

Total assets	$1,735	$3,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$500	$500

Total current liabilities	500	500

STOCKHOLDERS’ EQUITY
Preferred stock: $0.001 par value; 750,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock: $0.001 par value; 900,000,000 shares authorized; 3,000,000 shares issued and outstanding	3,000	3,000
Additional paid-in capital	-	-
Deficit accumulated during the development stage	(1,765)	(500)

Total stockholders’ equity	1,235	2,500

Total liabilities and stockholders’ equity	$1,735	$3,000

See accompanying notes to the financial statements

CCJ ACQUISITION CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF OPERATIONS
	For the year ended		From Inception, April 21, 2011 through
	May 31, 2012	May 31, 2011	May 31, 2012

REVENUE	$-	$-	$-

OPERATING EXPENSES
Professional fees	1,250	500	1,750
General and administrative	15		15
Total operating expenses	1,265	500	1,765

Loss before income taxes	(1,265)	(500)	(1,765)

Income tax provision	-	-	-

Net loss	$(1,265)	$(500)	$(1,765)

Net loss per common share – basic and diluted	$-	$-

Weighted average number of common shares outstanding – basic and diluted	3,000,000	3,000,000

See accompanying notes to the financial statements.

CCJ ACQUISITION CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS' EQUITY For the Year Ended May 31, 2012
	Common Stock

	Shares	Amount	Additional	Accumulated	Total
			Paid in	Deficit	Stockholders' Equity
			Capital

April 21, 2011 (Inception)	-	$-	$-	$-	$-

Common shares issued to founders, April 21, 2011 at $.001 per share	3,000,000	3,000	-	-	3,000

Net loss				(500)	(500)
Balance, May 31, 2011	3,000,000	3,000	-	(500)	2,500

Net loss				(1,265)	(1,265)
Balance, May 31, 2012	3,000,000	$3,000	$-	$(1,765)	$1,235

See accompanying notes to the financial statements.

CCJ ACQUISITION CORP. (A DEVELOPMENT STAGE COMPANY) STATEMENTS OF CASH FLOWS
	For the Year Ended	From Inception, April 21, 2011 through	From Inception, April 21, 2011 through
	May 31, 2012	May 31, 2012	May 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,265)	$(1,765)	$(500)

Adjustments to reconcile net loss to net cash used in operating activities:

Changes in accrued liabilities	-	500	500

Net cash used in operating activities	(1,265)	(1,265)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Issuance of Common Stock	-	3,000	3,000

Net cash from financing activities	-	3,000	3,000

Change in cash during the period	(1,265)	1,735	3,000
Cash, beginning of the period	3,000	-	-

Cash, end of the period	$1,735	$1,735	$3,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

See accompanying notes to the financial statements

THUNDER ENERGIES CORPORATION

f/k/a CCJ Acquisition Corp.

(A Development Stage Entity)

Notes to Financial Statements

For the period ending May 31, 2012

(Audited)

Note 1 – Nature of Operations

CCJ Acquisition Corp. (a development stage company) (“CCJ” or the “Company”) was incorporated in Florida on April 21, 2011, with an objective to acquire, or merge with, an operating business.   As of May 31, 2012, the Company had not yet commenced any operations.

Note 2 – Significant Accounting Policies

Development stage company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s exploration stage activities.

Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  For the periods ended May 31, 2012 and 2011, the Company has had no operations.  As of May 31, 2012, the Company has not emerged from the development stage.  In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to acquire an operating company and to achieve a level of profitability.  The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may not be sucessful in acquiring an operating Company or raise sufficient capital or secure funds for its operating plan purposes. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end

The Company elected May 31 as its fiscal year ending date.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Basic and diluted net loss per share

THUNDER ENERGIES CORPORATION

f/k/a CCJ Acquisition Corp.

(A Development Stage Entity)

Notes to Financial Statements

For the period ending May 31, 2012

(Audited)

Basic loss per share is computed using the weighted average number of shares of common stock outstanding during each period. Diluted loss per share includes the dilutive effects of common stock equivalents on an “as if converted” basis. Basic and diluted loss per share is the same due to the absence of common stock equivalents.

Income taxes

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

We have net operating loss carryforwards available to reduce future taxable income. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that we will not realize a future tax benefit, a valuation allowance is established.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of May 31, 2012.

Recently issued accounting standards

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company's present or future financial statements.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Income Taxes

At May 31, 2012, the Company had a net operating loss carry–forward for Federal income tax purposes of $1,765 that may be offset against future taxable income that will start phasing out in 2031  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of $600, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $600.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

Note 4 – Equity

The Company has been authorized to issue 900,000,000 shares of common stock, $.001 par value.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared

THUNDER ENERGIES CORPORATION

f/k/a CCJ Acquisition Corp.

(A Development Stage Entity)

Notes to Financial Statements

For the period ending May 31, 2012

(Audited)

and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.   On April 21, 2011, the Company issued 3,000,000 shares of common stock, at par of $.001, for $3,000.

The Company has been authorized to issue 750,000,000 shares of $.001 par value Preferred Stock.  The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.  There have been no preferred shares issued.

Note 5 – Related Party Transaction

As described above, on April 21, 2011, the Company sold 3,000,000 shares of its $0.001 common stock to three officers and directors of the Company for $3,000 in cash.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company has been provided office space by a member of the Board of Directors at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

Note 6 – Subsequent Events

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date through the date of this filing with the Securities and Exchange Commission (“SEC”) that would have a material impact on our financial statements.

THUNDER FUSION CORPORATION f/k/a CCJ ACQUISTION CORP.
(A Development Stage Company)
Balance Sheet

December 31
2013

ASSETS
Current Assets
Cash and cash equivalents	$3,913
Prepaid expense	609
Total current assets	4,522

Non-current assets
Intangible assets	1,000
Total non-current assets	1,000

TOTAL ASSETS	$5,522

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$40,375
Accrued interest	344
Accrued salaries	78,462
Notes payable – related party	60,000
Total Current Liabilities	179,181

TOTAL LIABILITIES	179,181

COMMITMENTS AND CONTINGENCIES (Note 7)

Stockholders’ Deficit
Preferred stock: $0.001 par value; 750,000,000 shares authorized;
50,000,000 shares issued and outstanding	50,000
Common stock: $0.001 par value; 900,000,000 shares authorized;
16,000,000 shares issued and outstanding	16,000
Additional paid in capital	435,000
Accumulated deficit during development stage	(674,659)
Total Stockholders’ Deficit	(173,569)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$5,522

See auditor's report and notes to the audited financial statements

THUNDER FUSION CORPORATION f/k/a CCJ ACQUISTION CORP.
(A Development Stage Company)
Statement of Operations

July 25, 2013
(inception)
through
December 31,
2013

Revenues	$ ---

Operating Expenses
Advertising	55
Research and development	4,047
Compensation	500,000
Professional fees	51,156
Selling, general and administrative expenses	119,057
Total operating expenses	674,315

Net Income (Loss) from operations	(674,315)

Other income (expense)
Interest expense	(344)
Income taxes	---

Net loss	$(674,659)

Basic and diluted (loss) per share	$(0.04)

Weighted average number of
shares outstanding *	15,893,082

See auditor's report and notes to the audited financial statements

THUNDER FUSION CORPORATION f/k/a CCJ ACQUISTION CORP.
(A Development Stage Company)
Statement of Stockholders’ Deficit
From July 25, 2013 (inception) to December 31, 2013

								Additional
	Preferred Stock			Common Stock				Paid in		Accumulated
	Shares		Amount	Shares		Amount		Capital		Equity		Total

Balance at July 25, 2013	---	$	---	---	$	---	$	---	$	---	$	---

Acquisition of CCJ Acquisition Corp. Eliminated book value of CCJ Acquisition Corp.	---		---	15,000,000		15,000		(15,000)		---		---
Issued 1 million shares of common stock in exchange for assignment of non-monetary assets to company by its shareholders	---		---	1,000,000		1,000		---		---		1,000
Issued 50 million shares of Series “A” Convertible Preferred stock at par value of $0.001 to a related party for services rendered on October 10, 2013	50,000,000		50,000	---		---		450,000		---		500,000

Net loss (audited)	---		---	---		---		---		(674,659)		(674,659)

Balance , December 31, 2013	50,000,000		$50,000	16,000,000		$16,000		$435,000		$(674,659)		$(173,659)

See auditor's report and notes to the audited financial statements

THUNDER FUSION CORPORATION f/k/a CCJ ACQUISTION CORP.
(A Development Stage Company)
Statement of Cash Flows

July 25, 2013
(inception)
through
December 31,
2013

CASHFLOWS FROM OPERATING ACTIVITIES:
Net loss	$(674,659)
Adjustments to reconcile net income to net cash used in operations:
Stock issued for services	500,000
Change in assets and liabilities:
Increase in prepaid expense	(609)
Increase in accounts payable	40,375
Increase in accrued salaries	78,462
Increase in accrued interest	344
Net Cash provided by (used in) operating activities	(56,087)

CASHFLOWS FROM INVESTING ACTIVITIES:
Net Cash used in Investing Activities	--

CASHFLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable – related party	60,000
Net Cash provided by financing activities	60,000

Net change in cash and cash equivalents	3,913

Cash and cash equivalents
Beginning of period	---
End of period	$3,913

Supplemental cash flow information
Cash paid for interest	$ ---
Cash paid for taxes	$ ---

Supplemental non-cash transactions:
Stock issued assignment of intangible assets	$1,000

See auditor's report and notes to the audited financial statements

THUNDER FUSION CORPORATION

(f/k/a CCJ ACQUISITION CORP.)

(A DEVELOPMENT STAGE COMPANY)

FOR THE YEAR ENDED DECEMBER 31, 2013

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Thunder Fusion Corporation f/k/a CCJ Acquisition Corp. (“we”, “us”, “our”, or the “Company”) was incorporated in the State of Florida on April 21, 2011. Thunder Fusion’s commenced business development stage on July 25, 2013.   Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and had made no efforts to identify a possible business combination.  The business purpose of the Company has been to seek the acquisition of or merger with, an existing company.  The Company year-end was changed to December 31 upon a change in control.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation.  The Amendment also changed the principal office address of the Company to 1444 Rainville Road, Tarpon Springs, Florida 34689.

Description of Business, Principal Products, Services

The business of Thunder Fusion Corporation ("TFC") is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel available in any desired size for any type of energy application, from home heating to large plants for the clean production of electricity.   The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere.  A prototype new furnace is expected to be available within one year following the availability of the necessary funds.  As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section FASB ASC 915, Development Stage Entities.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as a part of the Company's development stage activities.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

RELATED PARTIES

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.  Related party transactions are summarized in Note 7.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments, including cash, accounts payable, accrued expenses and notes payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities
Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents totaled $3,913 at December 31, 2013.

INTANGIBLE ASSETS

The Company has applied the provisions of ASC topic 350 – Intangible – goodwill and other, in accounting for its intangible assets.  Intangible assets are being amortized by straight-line method on the basis of a useful life of 3 years, to begin upon the operational commencement.  Intangible assets consist of website development cost.  The balance at December 31, 2013 was $1,000.

IMPAIRMENT OF LONG- LIVED ASSETS

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-0 through 15-5, Impairment or Disposal of Long- Lived Assets.

NON-MONETARY TRANSACTION

According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors' historical cost basis determined under Generally Accepted Accounting Principles.  As such, the cost basis carried on Hyfuel’s books and records was minimal or essentially zero.  Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In the transfer agreement 1,000,000 shares of common stock was transferred in exchange for the properties. The transfer was valued at $1,000 (the par value of the shares issued in exchange for the intellectual property); this amount was determined by the Company to be the value received in the exchange and approximates the basis of those assets.

ADVERTISING

Advertising costs are expensed as incurred.  Advertising costs were incurred, in the amount of $55, for the period July 25, 2013 (date of inception) through December 31, 2013.

RESEARCH AND DEVELOPMENT

The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  We spent $4,047 in research and development costs for the period July 25, 2013 (date of inception) through  December 31, 2013.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under ASC 740, Income Taxes.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of December 31, 2013.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2013.  As of December 31, 2013, the Company had no dilutive potential common shares.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the year ended December 31, 2013 totaled $500,000.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3 – INTANGIBLE PROPERTY

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.  Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Fusion Corporation (the “Company”) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement,

HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels.  Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets.  According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero.  Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets.  This amount was determined by the Company to approximate the basis of those assets.

The Company recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset.  The valuation of the properties was the par value of the stock received in exchange for the rights and assets.

The Company will commence amortization of the intangible property in 2014.  The Company recognized $0 in amortization expense for the period July 25, 2013 (date of inception) through December 31, 2013.

NOTE 4 – INCOME TAXES

At December 31, 2013, the Company had a net operating loss carry–forward for Federal income tax purposes of $674,659 that may be offset against future taxable income that will start expiring in 2031  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $229,400, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $229,400.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

NOTE 5 – SHAREHOLDERS’ EQUITY

COMMON STOCK

The Company has been authorized to issue 900,000,000 shares of common stock, $.001 par value.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction.  As a result of this acquisition, Dr. Ruggero M. Santilli owns 98% of the issued and outstanding shares of common stock of the Company.

On August 11, 2013 the Company issued 1,000,000 shares of common stock in exchange for assignment of non-monetary intangible assets (See Intangible Assets, Note 4).

On August 12, 2013, the Board of Directors effectuated a 5 for 1 forward stock split.  All shares presented and per share amounts have been retroactively restated to reflect the forward stock split.

PREFERRED STOCK

The Company has been authorized to issue 750,000,000 shares of $.001 par value Preferred Stock.  The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A:  The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation  maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder.  Shares were valued at the par value of the common stock equivalents, $500,000.

At December 31, 2013 there were Fifty million (50,000,000) shares of Series A Convertible Preferred Stock issued and outstanding.

OPTIONS AND WARRANTS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company as of December 31, 2013.

NOTE 6 – RELATED PARTY TRANSACTIONS

ADVANCES, PAYABLES AND ACCRUALS

In support of the Company’s efforts and cash requirements, it has relied on advances from the majority shareholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts included in payables and accruals represent amounts paid in satisfaction of the corporate liabilities. The cash advances are formalized by a promissory note (see below).  Payments on behalf of the Company and accruals made under contractual obligation are accrued (see below).  As of December 31, 2013, accounts payable includes $31,385 and accrued expenses includes $78,462 due to shareholders.

NOTE PAYABLE

During the year ended December 31, 2013 our Chief Executive Officer, Dr. Ruggero M. Santilli loaned the company $60,000 for operations.  The demand note states a 2.15% interest rate.  At December 31, 2103 the demand note balance was $60,000.  Accrued interest at December 31, 2013 was $344.

EQUITY TRANSACTIONS

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction.  Dr. Santilli utilized his own funds to acquire the shares of common stock of the Company.  As a result of this acquisition, Dr. Ruggero M. Santilli owns 98% of the issued and outstanding shares of common stock of the Company.  On July 25, 2013, Dr. Ruggero M. Santilli and Ms. Carla Santilli were appointed to the Board of Directors of the Company.  On July 25, 2013, Dr. Ruggero M. Santilli was appointed President, Chief Executive Officer, Principal Executive Officer and Principal Accounting

Officer of the Company.  Also on July 25, 2013, Carla Santilli was appointed Secretary and Treasurer for the Company.

On August 11, 2013 the Company issued 1,000,000 shares of common stock in exchange for assignment of non-monetary intangible assets (See Intangible Assets, Note 4).

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation  maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder.  Preferred shares issued were valued at $500,000, based on the value of the common stock equivalents

EMPLOYMENT CONTRACTS

The Company has employment contracts with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•

Dr. Santilli, 5 year contract, annual salary of $180,000 and annual common stock options for .01% of the outstanding stock per colander year at the average trading price of the anniversary date, July 25th

•

Carla Santilli, 5 year consulting contract, annual salary of $72,000 and annual common stock options for .005% of the outstanding stock per colander year at the average trading price of the anniversary date, July 25th.

OTHER

The Company does not own or lease property or lease office space.  At the current time, the office space used by the Company was arranged by the majority shareholders of the Company to use at no charge. It is anticipated that the Company will enter into formal lease arrangements in the near future.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.   Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were available to be issued, considered to be the date of filing with the Securities and Exchange Commission. Based on our evaluation no events have occurred requiring adjustment to or disclosure in the financial statements.

THUNDER ENERGIES CORPORATION
(A Development Stage Company)
Condensed Balance Sheets

	March 31,	December 31,
	2014	2013
	(unaudited)	(audited)
ASSETS
Current Assets
Cash and cash equivalents	$19,117	$3,913
Prepaid expenses	---	609
Total Current Assets	19,117	4,522

Non-current assets
Intangible assets	1,000	1,000
Total non-current assets	1,000	1,000

TOTAL ASSETS	$20,117	$5,522

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
Accounts payable	$55,697	$40,375
Accrued interest	684	344
Accrued salaries	123,462	78,462
Note payable, related party	70,000	60,000
Total Current Liabilities	249,843	179,181

TOTAL LIABILITIES	249,843	179,181

COMMITMENTS AND CONTINGENCIES (Note 7)

Stockholders' Deficit
Preferred stock: $0.001 par value, 750,000,000 authorized;
50,000,000 and 50,000,000 shares issued and outstanding, respectively	50,000	50,000
Common stock: $0.001 par value 900,000,000 authorized;
16,111,970 and 16,000,000 shares issued and outstanding, respectively	16,112	16,000
Additional paid in capital	457,282	435,000
Accumulated deficit during development stage	(753,120)	(674,659)
Total Stockholders' Deficit	(229,726)	(173,569)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$20,117	$5,522

See notes to unaudited condensed financial statements

THUNDER ENERGIES CORPORATION
(A Development Stage Company)
Condensed Statements of Operations

						July 25, 2013
		For the Three Months Ended				(inception)
		March 31,				March 31,
		2014		2013		2014
		(unaudited)		(unaudited)		(unaudited)

Revenues	$	---	$	---	$	---

Operating Expenses
Advertising		---		---		55
Research and development		2,137		---		6,184
Compensation		---		---		500,000
Professional fees		30,790		---		81,946
Selling, general and administrative expense		45,194		---		164,251
Total operating expenses		78,121		---		752,436

Net Income (Loss) from operations		(78,121)		---		(752,436)

Other income (expense)
Interest expense		(340)		---		(684)
Income taxes		---		---		---

Net loss		$(78,461)	$	---		$(753,120)

Basic and diluted loss per share		$(0.00)	$	---

Weighted average number of
shares outstanding		16,025,513		---

See notes to unaudited condensed financial statements

THUNDER ENERGIES CORPORATION
(A Development Stage Company)
Statement of Stockholders’ Deficit
From July 25, 2013 (inception) to March 31, 2014

								Additional
	Preferred Stock			Common Stock				Paid in		Accumulated
	Shares		Amount	Shares		Amount		Capital		Equity		Total

Balance at July 25, 2013	---	$	---	---	$	---	$	---	$	---	$	---

Acquisition of CCJ Acquisition Corp. Eliminated book value of CCJ Acquisition Corp.	---		---	15,000,000		15,000		(15,000)		---		---
Issued 1 million shares of common stock in exchange for assignment of non-monetary assets to company by its shareholders	---		---	1,000,000		1,000		---		---		1,000
Issued 50 million shares of Series “A” Convertible Preferred stock at par value of $0.001 to a related party for services rendered on October 10, 2013	50,000,000		50,000	---		---		450,000		---		500,000

Net loss (audited)	---		---	---		---		---		(674,659)		(674,659)

Balance , December 31, 2013	50,000,000		$50,000	16,000,000		$16,000		$435,000		$(674,659)		$(173,659)

Sold 119,970 shares of common by subscription for cash to various non-related parties at $0.20 per share	---		---	111,970		112		22,282		---		22,394

Net loss	---		---	---		---		---		(78,461)		(78,461)

Balance; March 31, 2014	50,000,000		$50,000	16,111,970		$16,112		$457,282		$(753,120)		$(229,726

See notes to unaudited condensed financial statements

THUNDER ENERGIES CORPORATION
(A Development Stage Company)
Condensed Statements of Cash Flows

						July 25, 2013
						(inception)
						through
		March 31,				March 31,
		2014		2013		2014
		(unaudited)		(unaudited)		(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(78,461)	$	---		$(753,120)
Adjustment to reconcile net loss to net
cash provided in operations:
Stock issued for service		---		---		500,000
Changes in assets and liabilities:
Decrease in prepaid expense		609		---		---
Increase in accounts payable		15,322		---		55,697
Increase in accrued salaries		45,000		---		123,462
Increase in accrued interest		340		---		684
Net Cash provided by (used in) operating activities		(17,190)		---		(73,277)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net Cash used in Investing Activities		---		---		---

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable – related party		10,000		---		70,000
Proceeds from equity issuances		22,394		---		22,394
Net Cash provided by financing activates		32,394		---		92,394

Net change in cash and cash equivalents		15,204		---		19,117

Cash and cash equivalents
Beginning of period		3,913		---		---
End of period		$19,117	$	---		19,117

Supplemental cash flow information
Cash paid for interest	$	---	$	---	$	---
Cash paid for taxes	$	---	$	---	$	---

Non-cash transactions:
	$	---	$	---		$1,000

See notes to unaudited condensed financial statements

THUNDER ENERGIES CORPORATION

(A Development Stage Entity)

Notes to Financial Statements

For the period ending March 31, 2014

(Unaudited)

NOTE 1 – NATURE OF BUSINESS

Thunder Energies Corporation (“we”, “us”, “our”, “TEC” or the “Company”) was incorporated in the State of Florida on April 21, 2011. The Company commenced business development stage on July 25, 2013.   Since inception, the Company has been engaged in organizational efforts and obtaining initial financing.  The Company was formed as a vehicle to pursue a business combination and had made no efforts to identify a possible business combination.  The business purpose of the Company has been to seek the acquisition of or merger with, an existing company.  The Company year-end was changed to December 31 upon a change in control.

On July 29, 2013, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from CCJ Acquisition Corp. to Thunder Fusion Corporation. The Amendment also changed the principal office address of the Company to 150 Rainville Road, Tarpon Springs, Florida 34689.  On May 1, 2014, the Company filed with the Florida Secretary of State, Articles of Amendment to its Articles of Incorporation (the “Amendment”) which changed the name of the Company from Thunder Fusion Corporation to Thunder Energies Corporation.  The Amendment also changed the principal office address of the Company to 1444 Rainville Road, Tarpon Springs, Florida 34689.

Description of Business, Principal Products, Services

The business of Thunder Energies Corporation is focused on the development of a new clean combustion of fossil fuels (oil, diesel, coal, etc.) with controlled minimal contaminants in the exhaust. Our business objective is achieved via new forms of processing fossil fuels, new additives to the combustion and the assistance of a high voltage electric discharges (patents pending) that burn combustible contaminants in fossil fuel exhaust while providing added on clean energy. The expected principal product, depending on funding, is a new type of furnace for the clean combustion of fossil fuel available in any desired size for any type of energy application, from home heating to large plants for the clean production of electricity.   The expected services are to be rendered by providing technical assistance to the market consisting of existing fossil fuel electric power plants for their decrease of pollutants in the exhaust and their verification of EPA regulations on the release of contaminants in the atmosphere.  A prototype new furnace is expected to be available within one year following the availability of the necessary funds.  As we are a development stage company, we have not yet generated any revenue from the assets that were recently assigned to and acquired by the Company, including the Hadronic reactors. The Hadronic reactors have been utilized to test and confirm the technology for ultimate inclusion in the new furnaces.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating cost and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include, obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

THUNDER ENERGIES CORPORATION

(A Development Stage Entity)

Notes to Financial Statements

For the period ending March 31, 2014

(Unaudited)

UNAUDITED INTERIM FINANCIAL STATEMENTS

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Form 10-Q and Regulation S-X.  Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading.  The results of operations for such interim periods are not necessarily indicative of operations for a full year.

BASIS OF PRESENTATION AND USE OF ESTIMATES

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

DEVELOPMENT STAGE COMPANY

The Company is a development stage company as defined by section FASB ASC 915, Development Stage Entities.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as a part of the Company's development stage activities.

CASH FLOWS REPORTING

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

RELATED PARTIES

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions.  Related party transactions are summarized in Note 7.

FINANCIAL INSTRUMENTS

The Company’s balance sheet includes certain financial instruments, including cash, accounts payable, accrued expenses and notes payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on

THUNDER ENERGIES CORPORATION

(A Development Stage Entity)

Notes to Financial Statements

For the period ending March 31, 2014

(Unaudited)

market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities
Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2014. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents.  Cash and cash equivalents totaled $19,117 at March 31, 2014 and $3,913 at December 31, 2013.

INTANGIBLE ASSETS

The Company has applied the provisions of ASC topic 350 – Intangible – goodwill and other, in accounting for its intangible assets.  Intangible assets are being amortized by straight-line method on the basis of a useful life of 3 years, to begin upon the operational commencement.  Intangible assets consist of website development cost.  The balance at March 31, 2014 was $1,000.

IMPAIRMENT OF LONG- LIVED ASSETS

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under FASB ASC 360-10-35-17 if events or circumstances indicate that their carrying amount might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using the rules of FASB ASC 930-360-35, Asset Impairment, and 360-0 through 15-5, Impairment or Disposal of Long- Lived Assets.

NON-MONETARY TRANSACTION

According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles.  As such, the cost basis carried on Hyfuel’s books and records was minimal or essentially zero.  Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In the transfer agreement 1,000,000 shares of common stock was transferred in exchange for the properties. The transfer was valued at $1,000 (the par value of the shares issued in exchange for the intellectual property); this amount was determined by the Company to be the value received in the exchange and approximates the basis of those assets.

ADVERTISING

THUNDER ENERGIES CORPORATION

(A Development Stage Entity)

Notes to Financial Statements

For the period ending March 31, 2014

(Unaudited)

Advertising costs are expensed as incurred.  Advertising costs were $-0- for the three month ended March 31, 2014 and $55, for the period July 25, 2013 (date of inception) through March 31, 2014.

RESEARCH AND DEVELOPMENT

The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  We spent $2,137 for the three months ended March 31, 2014 and $4,047 in research and development costs for the period July 25, 2013 (date of inception) through March 31, 2014.

DEFERRED INCOME TAXES AND VALUATION ALLOWANCE

The Company accounts for income taxes under ASC 740, Income Taxes.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of March 31, 2014.

NET INCOME (LOSS) PER COMMON SHARE

Net income (loss) per share is calculated in accordance with ASC 260, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic earning or loss per share.  Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at March 31, 2014.  As of March 31, 2014 the Company had no dilutive potential common shares.

SHARE-BASED EXPENSE

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the three months ended March 31, 2014 was $-0- and $500,000 for the period July 25, 2013 (date of inception) through March 31, 2014.

RECENT ACCOUNTING PRONOUNCEMENTS

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The

THUNDER ENERGIES CORPORATION

(A Development Stage Entity)

Notes to Financial Statements

For the period ending March 31, 2014

(Unaudited)

Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

NOTE 3 – INTANGIBLE PROPERTY

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli.  Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation (fka Thunder Fusion Corporation) entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels.  Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets.  According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero.  Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets.  This amount was determined by the Company to approximate the basis of those assets.

The Company recorded the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset.  The valuation of the properties was the par value of the stock received in exchange for the rights and assets.

The Company will commence amortization of the intangible property in 2014.  The Company recognized $0 in amortization expense for the period July 25, 2013 (date of inception) through March 31, 2014.

NOTE 4 – INCOME TAXES

At March 31, 2014, the Company had a net operating loss carry–forward for Federal income tax purposes of $753,120 that may be offset against future taxable income that will start expiring in 2031  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $256,061, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $256,061.

THUNDER ENERGIES CORPORATION

(A Development Stage Entity)

Notes to Financial Statements

For the period ending March 31, 2014

(Unaudited)

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

NOTE 5 – SHAREHOLDERS’ EQUITY

COMMON STOCK

The Company has been authorized to issue 900,000,000 shares of common stock, $.001 par value.  Each share of issued and outstanding common stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to common stock, as well as in the net assets of the corporation upon liquidation or dissolution.

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction.  As a result of this acquisition, Dr. Ruggero M. Santilli owned 98% of the issued and outstanding shares of common stock of the Company.

On August 11, 2013 the Company issued 1,000,000 shares of common stock in exchange for assignment of non-monetary intangible assets (See Intangible Assets, Note 4).

On August 12, 2013, the Board of Directors effectuated a 5 for 1 forward stock split.  All shares presented and per share amounts have been retroactively restated to reflect the forward stock split.

During the period of February 14, 2014 through March 18, 2014, the Company issued 111,970 shares of common stock, by subscription, in exchange for cash proceeds of $ 22,394 to various non-related parties at $0.20 per share.

PREFERRED STOCK

The Company has been authorized to issue 750,000,000 shares of $.001 par value Preferred Stock.  The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, within certain guidelines established in the Articles of Incorporation.

Series A:  The certificate of designation for the Preferred A Stock provides that as a class it possesses a number of votes equal to fifteen (15) votes per share and may be converted into ten (10) $0.001 par value common shares.

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation  maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder.  Shares were valued at the par value of the common stock equivalents, $500,000.

At March 31, 2014 there were Fifty million (50,000,000) shares of Series A Convertible Preferred Stock issued and outstanding.

OPTIONS AND WARRANTS

THUNDER ENERGIES CORPORATION

(A Development Stage Entity)

Notes to Financial Statements

For the period ending March 31, 2014

(Unaudited)

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company as of March 31, 2014.

NOTE 6 – RELATED PARTY TRANSACTIONS

ADVANCES, PAYABLES AND ACCRUALS

In support of the Company’s efforts and cash requirements, it has relied on advances from the majority shareholders until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders.  Amounts included in payables and accruals represent amounts paid in satisfaction of the corporate liabilities. The cash advances are formalized by a promissory note (see below).  Payments on behalf of the Company and accruals made under contractual obligation are accrued (see below).  As of March 31, 2014, accounts payable includes $49,385 and accrued expenses includes $123,462 due to shareholders.

NOTE PAYABLE

During the three months ended March 31, 2014 our Chief Executive Officer, Dr. Ruggero M. Santilli loaned the company $10,000 for operations.  The demand note states a 2.15% interest rate.  At March 31, 2014 the demand note balance was $70,000.  Accrued interest at March 31, 2014 was $684.

EQUITY TRANSACTIONS

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company’s existing shareholders a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company, in a private equity transaction.  Dr. Santilli utilized his own funds to acquire the shares of common stock of the Company.  As a result of this acquisition, Dr. Ruggero M. Santilli owned 98% of the issued and outstanding shares of common stock of the Company.  On July 25, 2013, Dr. Ruggero M. Santilli and Ms. Carla Santilli were appointed to the Board of Directors of the Company.  On July 25, 2013, Dr. Ruggero M. Santilli was appointed President, Chief Executive Officer, Principal Executive Officer and Principal Accounting Officer of the Company.  Also on July 25, 2013, Carla Santilli was appointed Secretary and Treasurer for the Company.

On August 11, 2013 the Company issued 1,000,000 shares of common stock in exchange for assignment of non-monetary intangible assets (See Intangible Assets, Note 4).

On October 10, 2013, the Company issued fifty million (50,000,000) shares of our Series “A” Convertible Preferred Stock (the “Preferred Stock”) to Hadronic Technologies Press, Inc. (“Hadronic”), a Florida corporation  maintaining its principal place of business at 35246 US Highway 19 North, Suite #215, Palm Harbor, Florida 34684. Our Directors, Dr. Ruggero M. Santilli and Mrs. Carla Santilli each own fifty percent of the equity in Hadronic. The Series “A” Convertible Preferred Stock has 15 votes per share and is convertible into 10 shares of our common stock at the election of the shareholder.  Preferred shares issued were valued at $500,000, based on the value of the common stock equivalents

EMPLOYMENT CONTRACTS

The Company has employment contracts with its key employees, the controlling shareholders, who are its officers and directors of the Company.

•

Dr. Santilli, 5 year contract, annual salary of $180,000 and annual common stock options for .01% of the outstanding stock per colander year at the average trading price of the anniversary date, July 25th

•

THUNDER ENERGIES CORPORATION

(A Development Stage Entity)

Notes to Financial Statements

For the period ending March 31, 2014

(Unaudited)

Carla Santilli, 5 year consulting contract, annual salary of $72,000 and annual common stock options for .005% of the outstanding stock per colander year at the average trading price of the anniversary date, July 25th.

OTHER

The Company does not own or lease property or lease office space.  At the current time, the office space used by the Company was arranged by the majority shareholders of the Company to use at no charge. It is anticipated that the Company will enter into formal lease arrangements in the near future.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

From time to time the Company may be a party to litigation matters involving claims against the Company.   Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 – SUBSEQUENT EVENTS

During the month of April, 2014 the Company sold 32,500 shares of common stock by subscription in exchange for cash proceeds of $6,500 to various non-related parties at $0.20 per share.

During the month of April, 2014 the Company sold 600 shares of common stock by subscription in exchange for cash proceeds of $600 to various non-related parties at $1.00 per share.

Management has evaluated subsequent events through the date the financial statements were available to be issued, considered to be the date of filing with the Securities and Exchange Commission. Based on our evaluation no events have occurred requiring adjustment to or disclosure in the financial statements.

PRO FORMA FINANCIAL INFORMATION

THUNDER ENERGIES CORPORATION
f/k/a CCJ ACQUISITION CORP
(A DEVELOPMENT STAGE COMPANY)
PRO FORMA CONSOLIDATED BALANCE SHEET

AS AT MAY 31, 2013
(Unaudited)

	CCJ Acquisition Corp.		Thunder Energies Corporation	Notes	Pro forma adjustments		Pro forma consolidated
ASSETS

Current assets
Cash	$130	$	---	4(a)(i)	$(130)	$	---

Total assets	$130	$	---		$(130)	$	---

LIABILITIES AND STOCKHOLDERS EQUITY

Current liabilities
Accrued expenses	$2,502	$	---	4(a)(i)	$(2,502)	$	---
Loans from shareholders	1,530		---	4(a)(i)	(1,530)		---

Total current liabilities	4,032		---		(4,032)		---

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock: $0.001 par value, 750,000,000 authorized; no shares issued or outstanding	---		---		---		---

Common stock: $0.001 par value; 900,000,000 shares authorized; 15,000,000 shares issued and outstanding	15,000		---				15,000
Additional paid-in capital	(12,000)		---	4(a)(i)	(3,000)		(15,000)
Deficit accumulated during development stage	(6,902)		---	4(a)(i)	6,902		---

Total stockholders’ equity (deficit)	(3,902)		---		3,902		---

Total liabilities and stockholders’ equity	$130	$	---		$(130)	$	---

The accompanying notes are integral part of these Pro Forma Consolidated Financial Statements.

THUNDER ENERGIES CORPORATION
f/k/a CCJ ACQUISITION CORP
(A DEVELOPMENT STAGE COMPANY)
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MAY 31, 2013
(Unaudited)

		CCJ Acquisition Corp.		Thunder Energies Corporation	Notes		Pro forma adjustments		Pro forma consolidated

REVENUES	$	---	$	---		$	---	$	---

OPERATING EXPENSES
Professional fees		4,807		---	4(b)		(4,807)		---
General and administrative		330		---	4(b)		(330)		---

Loss before income taxes		(5,137)		---			5,137		---

Income tax provision		---		---			---		---

Net loss		$(5,137)	$	---			$5,137	$	---

Net loss per common share – basic and diluted		$(0.00)		$(0.00)			$(0.00)		$(0.00)

Weighted average number of common shares outstanding – basic and diluted		15,000,000		---			---		15,000,000

The accompanying notes are integral part of these Pro Forma Consolidated Financial Statements.

1. BASIS OF PRESENTATION

The accompanying unaudited pro-forma consolidated balance sheet as of May 31, 2013 and the unaudited pro forma consolidated statement of operations for the year ended May 31, 2013 (the “Pro Forma Consolidated Financial Statements”) of Thunder Energies Corporation (“TEC”) (f/k/a Thunder Fusion Corporation and CCJ Acquisition Corp.),  have been prepared by management on the basis of Unite States Generally Accepted Accounting Principles (“US GAAP”) and in accordance with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) from information derived from the financial statements of TEC and the financial statements of CCJ ACQUISITION CORP. (“CCJ”).  The unaudited Pro Forma Consolidated Financial Statements were included in the “Super” Form 8-K in conjunction with the acquisition of 98% of the issued and outstanding capital stock of CCJ (the “Acquisition”).

The unaudited pro forma consolidated balance sheet as of May 31, 2013 gives effect to the acquisition of CCJ by TEC as if it had occurred on May 31, 2013.

After the date of the Acquisition, TEC amended its by-laws to change its fiscal year end from May 31st to December 31st.  Accordingly, all financial reports to be issued after the date of the Acquisition will use December 31st as the Company’s fiscal year end.

The unaudited Pro Forma Consolidated Financial Statements have been derived from:

a) the audited financial statements of CCJ for the year ended May 31, 2013.

b) the unaudited financial statements of TEC.

The unaudited pro forma adjustments are based on currently available information and certain assumptions that management believes are reasonable.  The unaudited Pro Forma Consolidated Financial Statements are for informational purposes only and do not purport to reflect the financial position or results of operations that would have occurred if the Acquisition had been consummated on the dates indicated above; nor do they purport to represent or be indicative of the financial position or results of operations of TEC for any future dates or periods.

2.  SIGNIFICANT ACCOUNTING POLICIES

The accounting policies used in the preparation of these unaudited pro forma consolidated financial statements are those set out in CCJ’s audited financial statements as of May 31, 2013.  Management has determined that no material adjustments are necessary to conform TEC’s financial statements to the accounting policies used by CCJ in the preparation of these Pro Forma Consolidated Financial Statements.

3.  DESCRIPTION OF THE TRANSACTION

On July 25, 2013, Dr. Ruggero M. Santilli acquired from Company shareholders, Jay D. Solomon, Charles Godels and Nancy Hunt, a control block of stock in the Company consisting of two million nine hundred forty thousand (2,940,000) shares of restricted common stock of the Company for $35,000.00.  Dr. Santilli utilized his own funds to acquire the shares of common stock of the Company.  As a result of this acquisition, Dr. Ruggero M. Santilli owns 98% of the issued and outstanding shares of common stock of the Company.  There are no arrangements or understandings with the former and new control groups regarding the election of directors or other matters.  On July 25, 2013, Dr. Ruggero M. Santilli and Ms. Carla Santilli were appointed to the Board of Directors of the Company.  On July 25, 2013, Jay D. Solomon resigned his position as Director and President of the Company.  A meeting of the Board of Directors of the Company took place whereby the Board’s approval of this resignation was given by written consent.

On August 10, 2013, the Company entered into an Asset Assignment Agreement (the “IBR Assignment Agreement”) with Institute For Basic Research, Inc., a Florida corporation (“IBR”) that also is beneficially controlled by our CEO, Dr. Santilli.  Pursuant to the IBR Assignment Agreement, IBR irrevocably assigned to the Company all rights, title, ownership and interests in all of IBR’s internet website domain name assets, owned and hereinafter acquired by IBR including, but not limited to, all physical and intangible assets and intellectual property related to the assets.

On August 11, 2013, Thunder Energies Corporation entered into an Asset Assignment Agreement (the “Assignment Agreement”) with HyFuels, Inc., a Florida corporation (“HyFuels”) beneficially controlled by our Chief Executive Officer, Dr. Ruggero M. Santilli. Pursuant to the Assignment Agreement, HyFuels irrevocably assigned to the Company all physical assets, intangible assets, accounts receivable, intellectual property, accounting software, billing software, client lists, client prospects, trade secrets, proprietary property, the intellectual and physical property known as intermediate nuclear fusion without radiation, the physical property consisting of seven (7) Hadronic reactors, all copyrights, patents, patent applications, patent assignments, trademarks and anything having commercial or exchange value and the like.

As a result of the execution of the Asset Assignment Agreement with HyFuels and the IBR Assignment Agreement, and resulting acquisition of the assets identified in such agreements, the Company has completed transactions that had the effect of causing it to cease being a shell company as defined in Securities and Exchange Commission Rule 12b-2.

Consideration for the assignment agreements consisted of one million (1,000,000) shares of our common stock that were issued to Dr. Ruggero M. Santilli, as designee for IBR and HyFuels.  Company management determined the amount of consideration based upon ASC 845-10-S99 pertaining to transfer of non-monetary assets.  According to ASC 845-10-S99, transfers of non-monetary assets to a company by its promoters or shareholders in exchange for stock prior to or at the time of the entity’s initial public offering should be recorded at the transferors’ historical cost basis determined under Generally Accepted Accounting Principles. As such, the cost basis carried on the books and records of HyFuels and IBR was minimal or essentially zero.  Therefore, the accounting principles in ASC 845-10-S99 were followed and the Company recorded the intellectual and physical properties at its historical cost basis, which was at the historical cost basis of a nominal amount. In connection with the aforementioned assignment agreements, 1,000,000 shares of our common stock were transferred in exchange for the assets. The transfer was valued at one thousand dollars ($1,000.00), the value of the shares issued at par ($0.001) in exchange for the assets.  This amount was determined by the Company to be de-minimus to the value received in the exchange and approximates the basis of those assets.

The Company will record the property and intangibles (7 reactors, intellectual property rights to develop the technology, and website) as an intangible asset.  The valuation of the properties will be the par value of the stock received in exchange for the rights and assets.  The Company’s filings will include a disclosure in the MD&A section and notes to the financial statement under the heading “Non-Monetary Transaction”.  Management believes that the $1,000.00 valuation is reflective of the salvage value of the physical property, at a minimum.

4.  PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The unaudited Pro Forma Consolidated Financial Statements are presented as if all shares of CCJ have been exchanged for TEC common shares at the date of the acquisition.

a)  The unaudited pro forma consolidated balance sheet as at May 31, 2013 reflects the following adjustment, which is directly attributed to the Acquisition, as if the Acquisition had occurred on May 31, 2013.

i)  To eliminate the book value of CCJ’s equity accounts and to adjust outstanding common shares to their par value.

b)  The unaudited pro forma consolidated statement of operations for the year ended May 31, 2013 is prepared as if the Acquisition had occurred on June 1, 2013.

TABLE OF CONTENTS
PROSPECTUS SUMMARY
SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DETERMINATION OF OFFERING PRICE
DILUTION
SELLING SECURITY HOLDERS
PLAN OF DISTRIBUTION
Resale Offering
DESCRIPTION OF SECURITIES TO BE REGISTERED
INTEREST OF NAMED EXPERTS AND COUNSEL
INFORMATION WITH RESPECT TO THE REGISTRANT
Description of Business
Description of Property
Legal Proceedings
Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters
Reports to Security Holders
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Our Business
Results of Operation
Liquidity & Capital Resources
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure
Directors and Executive Officers
Executive Compensation
Compensation Committee Interlocks and Insider Participation
Security Ownership of Certain Beneficial Owners and Management
Transactions With Related Persons, Promoters and Certain Control Persons
Director Independence
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
INDEX TO FINANCIAL STATEMENTS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until

 (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

The following table sets forth the costs and expenses payable by the Company in connection with the sale of the securities being registered.  We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.  All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$128.80
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$0.00
Accounting Fees and Expenses	$3,000.00
Legal Fees and Expenses	$10,000.00
Transfer Agent’s Fees and Expenses	$2,000.00
Miscellaneous	$5,000.00
Total	$20,128.80

Item 14. Indemnification of Directors and Officers.

Our Articles of Incorporation, Article VIII, permits the corporation to indemnify a director, officer or control person of the corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense.

In addition, our By-Laws, Article VII, Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Florida law would permit indemnification.  We have not obtained any such insurance at this time.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

CODE OF ETHICS

We have adopted a code of ethics as of January 2012 that applies to our principal executive officer, principal financial officer and principal accounting officer as well as our employees.  Our standards are in writing and will be posted on our website once our site is operational.  Our complete Code of Ethics has been attached to this registration statement as an exhibit.  Our annual report filed with the Securities Exchange Commission will set forth the manner in which a copy of our code may be requested at no charge.  The following is a summation of the key points of the Code of Ethics we adopted:

•

Honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

Full, fair, accurate, timely, and understandable disclosure reports and documents that a small business issuer files with, or submits to, the Commission and in other public communications made by our company;

•

Full compliance with applicable government laws, rules and regulations;

•

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•

Accountability for adherence to the code.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission.  You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-732-

0330 for more information about its public reference facilities.  Our SEC filings will be available to you free of charge at the SEC’s web site at www.sec.gov.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding the issuance and sales of Thunder Energies Corporation capital stock without registration during the since inception, April 21, 2011.  No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.  The shares of our capital stock were issued pursuant to Section 4(2) of the Securities Act of 1933 and the exempt transaction provisions of applicable state law.

On April 21, 2011, 1,000,000 shares each were issued to Jay D. Solomon, Charles Godels and Nancy Hunt for cash consideration of $1,000.00 each for an aggregate amount of $3,000.00.  Such shares were issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, these shareholders had necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under section 4(2) of the Securities Act of 1933 for this transaction.

On August 11, 2013 the Company issued 1,000,000 shares of common stock in exchange to Dr. Ruggero M. Santilli (as designee for HyFuels, Inc. and Institute For Basic Research, Inc.) in connection with the assignment of non-monetary intangible assets (See Intangible Assets, Note 4).

On August 12, 2013, the Board of Directors effectuated a 5 for 1 forward stock split.  All shares presented and per share amounts have been retroactively restated to reflect the forward stock split.

During the period of February 14, 2014 through March 18, 2014, the Company issued 111,970 shares of common stock, by subscription, in exchange for cash proceeds of $ 22,394 to various non-related parties at $0.20 per share.

During the month of April, 2014 the Company sold 32,500 shares of common stock by subscription in exchange for cash proceeds of $6,500 to various non-related parties at $0.20 per share.

During the month of April, 2014 the Company sold 600 shares of common stock by subscription in exchange for cash proceeds of $600 to various non-related parties at $1.00 per share.

The shares of our common stock were issued pursuant to an exemption from registration in Section 4(2) of the Securities Act of 1933.  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering.  The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  In addition, these shareholders had necessary investment intent as required by Section 4(2) since they agreed to receive shares certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.”  All shareholders are “sophisticated investors” and are family members, friends or business acquaintances of our officers and directors.  Based on an analysis of the above factors, we believe we have met the requirements to qualify for exemption under section 4(2) of the Securities Act of 1933 for this transaction.

  Item 16. Exhibits and Financial Statement Schedules. The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.  All Exhibits are attached hereto unless otherwise noted.

Exhibit Number and Description				Location Reference
(a)	Financial Statements			Filed herewith

(b)	Exhibits required by Item 601, Regulation S-K;

	(3.0)	Articles of Incorporation

		(3.1)	Initial Articles of Incorporation filed with Form 10 Registration Statement on July 21, 2011	See Exhibit Key

		(3.2)	Amendment to Articles of Incorporation dated July 29, 2013	See Exhibit Key

		(3.3)	Amendment to Articles of Incorporation dated October 7, 2013	See Exhibit Key

		(3.4)	Amendment to Articles of Incorporation dated April 25, 2014	See Exhibit Key

		(3.5)	Bylaws filed with Form 10 Registration Statement on July 21, 2011.	See Exhibit Key

	(5.0)	Legal Opinion		Filed herewith

	(11.0)	Statement re: computation of per share Earnings.		Note 2 to Financial Stmts.

	(14.0)	Code of Ethics		See Exhibit Key

	(2.03)	Consents of Experts and Counsel		Filed herewith

Exhibit Key

3.1	Incorporated by reference herein to the Company’s Form 10 Registration Statement filed with the Securities and Exchange Commission on July 21, 2011.

3.2	Incorporated by reference herein to the Company’s Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on November 15, 2013.

3.3	Incorporated by reference herein to the Company’s Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on November 15, 2013.

3.4	Incorporated by reference herein to the Company’s Form 8-K Current Report filed with the Securities and Exchange Commission on May 5, 2014.

3.5	Incorporated by reference herein to the Company’s Form 10 Registration Statement filed with the Securities and Exchange Commission on July 21, 2011.

14.0	Incorporated by reference herein to the Company’s Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on January 17, 2012.

Item 17. Undertakings.

(a) Rule 415 Offering.  The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b)

Request for Acceleration of Effective Date.  Insofar as indemnification for liabilities arising under the Securities Act  may be permitted to directors, officers and controlling persons of the registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(1)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tarpon Springs, Florida on May 23, 2014.

(Registrant)

THUNDER ENERGIES CORPORATION

By:  /s/ Dr. Ruggero M. Santilli

Dr. Ruggero M. Santilli, Chief Executive Officer, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date
/s/: Dr. Ruggero M. Santilli Dr. Ruggero M. Santilli	Principal Executive Officer, Principal Accounting Officer, Chief Financial Officer, Director	May 23, 2014
/s/: Carla Santilli Carla Santilli	Director	May 23, 2014